UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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A.C. Moore Arts & Crafts, Inc.

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A.C. MOORE ARTS & CRAFTS, INC.
130 A.C. MOORE DRIVE
BERLIN, NEW JERSEY 08009
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD AUGUST 20, 2009
To the Shareholders of A.C. Moore Arts & Crafts, Inc.:
The 2009 Annual Meeting of Shareholders (referred to as the “2009 Annual Meeting”) of A.C. Moore Arts & Crafts, Inc. (referred to as “A.C. Moore,” “we,” “us” or “our”) will be held on Thursday, August 20, 2009, at 9:30 a.m., prevailing time, at A.C. Moore’s corporate offices, located at 130 A.C. Moore Drive, Berlin, New Jersey, 08009 for the purpose of considering and acting upon the following:
1.	to elect two Class A directors to hold office for a term of three years and until each of their respective successors is duly elected and qualified, as described in the accompanying proxy statement;
2.	to ratify the appointment of PricewaterhouseCoopers LLP as A.C. Moore’s independent registered public accounting firm for the fiscal year ending January 2, 2010;
3.	to approve an amendment to A.C. Moore’s 2007 Stock Incentive Plan to increase the authorized number of shares; and
3.	to transact such other business as may properly come before the 2009 Annual Meeting or any adjournment or postponement thereof.
Important Notice Regarding the Availability of Proxy Materials for the 2009 Annual Meeting to be Held on August 20, 2009. Pursuant to rules of the Securities and Exchange Commission, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This proxy statement and our fiscal 2008 Annual Report are available at http://www.stocktrans.com/eproxy/acmoore.
Only shareholders of record at the close of business on July 17, 2009 are entitled to receive the notice of, and to vote at, the 2009 Annual Meeting or any adjournment or postponement thereof.
If the 2009 Annual Meeting is adjourned for one or more periods aggregating at least 15 days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in this Notice of the 2009 Annual Meeting.
In order to vote your shares, you may attend the 2009 Annual Meeting and vote in person, or vote by proxy. If you are a shareholder of record (that is, if your stock is registered in your name), you may vote by telephone or electronically through the Internet, by following the instructions included with your proxy card. The deadline for voting by telephone or electronically through the Internet is 11:59 p.m., prevailing time, on August 19, 2009. If you vote by telephone or electronically through the Internet, you do not need to return your proxy card. If your shares are held in “street name” (that is, if your stock is registered in the name of your broker, bank or other nominee), please check your proxy card or contact your broker, bank or nominee to determine whether you will be able to vote by telephone or electronically through the Internet.
YOU ARE CORDIALLY INVITED TO ATTEND THE 2009 ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE 2009 ANNUAL MEETING IN PERSON, YOU ARE URGED TO VOTE YOUR SHARES PROMPTLY TO ENSURE THEY ARE REPRESENTED AT THE 2009 ANNUAL MEETING. YOU MAY SUBMIT YOUR PROXY VOTE BY TELEPHONE OR ELECTRONICALLY THROUGH THE INTERNET AS DESCRIBED IN THE FOLLOWING MATERIALS OR BY COMPLETING AND SIGNING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE SELF-ADDRESSED ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
By Order of the Board of Directors
Amy Rhoades
Corporate Secretary
Berlin, New Jersey
July 24, 2009

A.C. MOORE ARTS & CRAFTS, INC.
130 A.C. MOORE DRIVE
BERLIN, NEW JERSEY 08009
(856) 768-4930

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS

The Board of Directors (referred to as the “Board”) of A.C. Moore Arts & Crafts, Inc. (referred to as “A.C. Moore”) is soliciting proxies for use at the 2009 Annual Meeting of Shareholders (referred to as the “2009 Annual Meeting”) and any adjournment or postponement of the 2009 Annual Meeting. This proxy statement and accompanying proxy card are first being mailed or given to shareholders on or about July 24, 2009.
QUESTIONS AND ANSWERS ABOUT THE 2009 ANNUAL MEETING AND VOTING
When is the 2009 Annual Meeting and where will it be held?
The 2009 Annual Meeting will be held on Thursday, August 20, 2009, at 9:30 a.m., prevailing time, at A.C. Moore’s corporate offices, located at 130 A.C. Moore Drive, Berlin, New Jersey 08009.
What is the purpose of the 2009 Annual Meeting?
At the 2009 Annual Meeting, shareholders will consider and act upon the matters outlined in the Notice of the 2009 Annual Meeting, including:
•	election of two Class A directors;
•	ratification of the appointment of PricewaterhouseCoopers LLP (referred to as “PricewaterhouseCoopers”) as the independent registered public accounting firm of A.C. Moore for the fiscal year ending January 2, 2010;
•	approval of an amendment to A.C. Moore’s 2007 Stock Incentive Plan to increase the authorized number of shares; and
•	such other business as may properly come before the 2009 Annual Meeting or any adjournment or postponement of the 2009 Annual Meeting.
The nominees for director are Joseph F. Coradino and Thomas S. Rittenhouse. All nominees currently serve as directors of A.C. Moore.
Who is entitled to vote at the 2009 Annual Meeting?
The Board has set July 17, 2009 as the record date for the 2009 Annual Meeting (referred to as the “Record Date”). If you were a shareholder of record, as shown on the stock transfer books of A.C. Moore, at the close of business on the Record Date, you are entitled to receive the notice of, and to vote at, the 2009 Annual Meeting or any adjournment or postponement of the 2009 Annual Meeting. Each share of A.C. Moore common stock, no par value per share (referred to as “Common Stock”), is entitled to one vote on each matter which may be brought before the 2009 Annual Meeting.

On the Record Date, there were 24,719,952 shares of Common Stock issued and outstanding and, therefore, eligible to vote at the 2009 Annual Meeting.
How many shares must be present to hold the 2009 Annual Meeting?
The holders of a majority of the outstanding shares of Common Stock as of the Record Date must be present, in person or represented by proxy, at the 2009 Annual Meeting in order to hold the 2009 Annual Meeting and conduct business. This is called a quorum. If you submit a properly executed proxy card, vote by telephone or electronically through the Internet, then your shares will be counted as part of the quorum. All shares of A.C. Moore’s Common Stock present in person or represented by proxy (including broker non-votes) and entitled to vote at the 2009 Annual Meeting, no matter how they are voted or whether they abstain from voting, will be counted in determining the presence of a quorum.
A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.
If the 2009 Annual Meeting is adjourned because of the absence of a quorum, those shareholders entitled to vote who attend the adjourned meeting, although constituting less than a quorum as provided herein, shall nevertheless constitute a quorum for the purpose of electing directors. If the 2009 Annual Meeting is adjourned for one or more periods aggregating at least 15 days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened 2009 Annual Meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the Notice of the 2009 Annual Meeting.
What vote is required for the election of directors or for a proposal to be approved?
The election of directors will be determined by a plurality vote and the two nominees receiving the most “for” votes will be elected. Approval of any other proposal will require the affirmative vote of a majority of the votes cast on the proposal.
How do I vote my shares?
In order to vote your shares, you may attend the 2009 Annual Meeting and vote in person, or vote by proxy. If your shares are held in “street name” (that is, if your stock is registered in the name of your broker, bank or other nominee) and you wish to vote at the 2009 Annual Meeting, you will need to contact your broker, bank or other nominee regarding how to vote at the 2009 Annual Meeting.
If you are a shareholder of record (that is, if your stock is registered in your name), you may vote by proxy, by telephone, electronically through the Internet, or by mail by following the instructions included with your proxy card. The deadline for shareholders of record to vote telephonically or electronically through the Internet is 11:59 p.m., prevailing time, on August 19, 2009.
A.C. Moore encourages you to take advantage of these ways to vote your shares for matters to be covered at the 2009 Annual Meeting. Set forth below is a summary of the three voting methods which shareholders of record may utilize to submit their votes by proxy.
Vote by Telephone — 1-866-578-5350. Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you call. You will be prompted to enter your control number(s) which are located on your proxy card and then follow the directions given.

Vote Electronically through the Internet — http://www.votestock.com. Use the Internet to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number(s) which are located on your proxy card to create and submit an electronic ballot.
Vote by Mail. Mark, sign and date your proxy card and return the card in the postage-paid envelope A.C. Moore has provided you.
IF YOU VOTE BY TELEPHONE OR ELECTRONICALLY THROUGH THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.
Please note that although there is no charge to you for voting by telephone or electronically through the Internet, there may be costs associated with electronic access such as usage charges for Internet service providers and telephone companies. A.C. Moore does not cover these costs; they are solely your responsibility. The telephone and Internet voting procedures being made available to you are valid forms of granting proxies under the Pennsylvania Business Corporation Law of 1988, as amended.
If you hold your shares through a broker, bank or other nominee, that institution will send you separate instructions describing the procedure for voting your shares.
What if I do not specify how I want my shares voted?
If you submit a signed proxy card or submit your proxy by telephone or electronically through the Internet but do not indicate how you want your shares voted, the persons named in the enclosed proxy will vote your shares of Common Stock “for”:
•	the election of each of the persons identified below in “Proposal 1: Election of Directors” as nominees for election as directors;
•	the approval of an amendment to A.C. Moore’s 2007 Stock Incentive Plan to increase the authorized number of shares; and
•	the ratification of the appointment of PricewaterhouseCoopers as the independent registered public accounting firm of A.C. Moore for the fiscal year ending January 2, 2010.
With respect to any other matter that properly comes before the 2009 Annual Meeting, the persons named in the enclosed proxy will vote your shares of Common Stock in their discretion in accordance with their best judgment and in the manner they believe to be in the best interest of A.C. Moore.
If I abstain from voting or withhold authority to vote for any proposal, will my shares be counted in the vote?
Under the Pennsylvania Business Corporation Law of 1988, as amended, an abstention, withholding of authority to vote or broker non-vote is not considered a vote “cast” and therefore will have no effect on the vote and will not be counted in determining whether any proposal has received the required shareholder vote.

Can I change my vote after submitting my proxy?
Yes. You can change your vote at any time before your proxy is voted at the 2009 Annual Meeting. If you are a shareholder of record, you may revoke your proxy by:
•	submitting a later-dated proxy by telephone, Internet or mail; or
•	attending the 2009 Annual Meeting and voting in person. Your attendance alone will not revoke your proxy. You must also vote in person at the 2009 Annual Meeting.
The last vote received chronologically will supersede any prior vote. The deadline for changing your vote telephonically or electronically through the Internet is 11:59 p.m., prevailing time, on August 19, 2009.
If you hold your shares in “street name,” you must contact your broker, bank or other nominee regarding how to change your vote.
What does it mean if I receive more than one proxy card?
If you receive more than one proxy card, it means that you hold shares that are registered in more than one account. To ensure that all of your shares are counted in the vote at the 2009 Annual Meeting, you will need to vote the shares associated with each proxy card by telephone, Internet or mail.
Who pays for the cost of the solicitation of proxies?
A.C. Moore will bear the cost of this solicitation. In addition to solicitation by mail, officers, directors or employees of A.C. Moore may also solicit proxies in person or by telephone or facsimile without additional compensation. Upon request, A.C. Moore will pay the reasonable expenses incurred by record holders of Common Stock who are brokers, dealers, banks or voting trustees, or their nominees, for mailing proxy materials and annual shareholder reports to the beneficial owners of the shares they hold of record.

PROPOSAL 1

ELECTION OF DIRECTORS
A.C. Moore’s Articles of Incorporation, as amended, provide that the Board shall consist of not fewer than one nor more than 15 directors, with the exact number to be fixed by the Board. The Board has fixed the number of directors at six. Pursuant to the Articles of Incorporation of A.C. Moore, as amended, the directors are divided into three classes, which are required to be as nearly equal in number as possible. One class of directors is to be elected annually for a term of three years.
At the 2009 Annual Meeting, shareholders will elect two Class A directors, each to serve for a term of three years and until a respective successor is duly elected and qualified except in case of the director’s earlier resignation or removal. Unless directed otherwise, the persons named in the enclosed proxy intend to vote such proxy “for” the election of the listed nominees or, in the event of inability of a nominee to serve for any reason, for the election of such other person as the Board may designate to fill the vacancy. The Board has no reason to believe that any nominee will not be a candidate or will be unable to serve.
The Board has nominated Joseph F. Coradino and Thomas S. Rittenhouse to serve as the Class A directors based upon the recommendation of the Nominating and Corporate Governance Committee. Each nominee currently serves as a director. The nominees have consented to being named in the proxy statement and to serve if elected.
The following table sets forth information, as of the Record Date, concerning A.C. Moore’s directors and nominees for election to the Board:

			Committee		Director	Term
Name	Age	Position	Membership(1)	Class	Since	Expires

Michael J. Joyce	67	Chairman of the Board	AC* and CC	B	2004	2010

Rick A. Lepley	59	President, Chief Executive Officer and Director	—	C	2006	2011

Joseph F. Coradino(2)	57	Director	N&CGC* and CC	A	2006	2009

Neil A. McLachlan	52	Director	N&CGC and CC	B	2007	2010

Thomas S. Rittenhouse(2)	67	Director	AC and N&CGC	A	2007	2009

Lori J. Schafer	46	Director	CC* and AC	C	2005	2011

*	Chair.

(1)	AC — Audit Committee; CC — Compensation Committee; and N&CGC — Nominating and Corporate Governance Committee.

(2)	Nominee for director.
The following information about A.C. Moore’s directors is based, in part, upon information supplied by such persons. Unless otherwise indicated, each individual has had the same principal occupation for more than five years.
Mr. Joyce has been a director of A.C. Moore since June 2004 and the Chairman of the Board since June 2006. From 1975 through May 2004, Mr. Joyce was a partner in the public accounting firm of Deloitte & Touche, LLP and served as the New England Managing Partner from May 1995 until his retirement in May 2004. Mr. Joyce is a director of each of Brandywine Realty Trust, a New York Stock Exchange traded real estate investment trust, and Allegheny Technologies Incorporated, a New York Stock Exchange traded specialty materials producer.

Mr. Lepley has been Chief Executive Officer and a director of A.C. Moore since June 2006 and President since June 2007. Previously, Mr. Lepley served as Executive Vice President of North American Retail for Office Depot, Inc., a New York Stock Exchange traded global supplier of office products and services, a position he held from March 2004 to April 2006. Mr. Lepley was President, Office Depot Japan from May 2001 to March 2004 and was responsible for all of that company’s operations in Japan. From 1994 to 2000, Mr. Lepley served as founder and President of Retail Investment Concepts, Inc., an independent retailer and Office Depot licensee for Eastern Europe. From 1982 to 1993, Mr. Lepley was employed by Mitsubishi Motor Sales of America, Inc., the exclusive U.S. distributor of Mitsubishi Motors-brand cars and vehicles, where he held various positions, including Senior Vice President of Sales and Marketing and was responsible for more than 500 Mitsubishi Motors dealerships in the United States. He was one of 11 executives who founded Mitsubishi Motor Sales of America, Inc. in 1982.
Mr. Coradino has been a director of A.C. Moore since June 2006. Mr. Coradino is a member of the Board of Trustees and Office of the Chairman of Pennsylvania Real Estate Investment Trust (referred to as “PREIT”), a New York Stock Exchange traded equity real estate investment trust with a primary investment focus on retail enclosed shopping malls and open air shopping centers located in the United States. Since June 2004, Mr. Coradino has been President of PREIT Services, LLC and PREIT-Rubin, Inc., both management affiliates of PREIT, and has also served as Executive Vice President-Retail of PREIT since December 2001. From November 1998 to June 2004, he was Executive Vice President-Retail Division and Treasurer of PREIT-Rubin, Inc. From 1981 to 1998, Mr. Coradino held various positions with PREIT, including Senior Vice President-Retail Division and Treasurer, PREIT-Rubin, Inc. Mr. Coradino is an equity investor of Academy Asset Management LLC, a registered investment adviser. He also serves on the boards of Chestnut Hill College and the YMCA of Greater Philadelphia.
Mr. McLachlan has been a director of A.C. Moore since February 2007. Mr. McLachlan is President of the Consumer & Office Products Group of MeadWestvaco Corporation, a New York Stock Exchange traded manufacturer of packaging, consumer and office products, specialty chemicals and specialty papers. As President of the Consumer & Office Products Group, a position which he has held since March 1999, Mr. McLachlan is responsible for the group’s approximately $1.1 billion in sales, 4,200 employees and 12 manufacturing and distribution locations. Before joining MeadWestvaco Corporation, Mr. McLachlan served as Senior Vice President, International of Fisher-Price, Inc., overseeing the development of Mattel’s infant and preschool business around the world.
Mr. Rittenhouse has been a director of A.C. Moore since February 2007. Mr. Rittenhouse has a 39-year career in the retail and global supply chain industries. From July 1965 through January 1997, Mr. Rittenhouse was employed by Strawbridge & Clothier, Inc., a NASDAQ traded department and discount store chain, where he held various key officer positions overseeing both operations and finance, including as President of Strawbridge & Clover, Inc. From January 1997 to his retirement in January 2004, he served as President and Chief Executive officer of the Uniform Code Council, Inc., a global organization which sets standards for bar-coding and electronic commerce. Since September 2004, he has been a consultant to Ralston Center, a not-for-profit organization which develops programs and services that address the medical, mental health and quality of life needs of older adults. During 2008, Mr. Rittenhouse was a director of Boardwalk Bancorp, Inc., a NASDAQ traded bank holding company, until January 31, 2008, when Boardwalk merged with Cape Bancorp, Inc. Mr. Rittenhouse is a director of Loftware, Inc. and StarCite, LLC, both of which are private software companies.

Ms. Schafer has been a director of A.C. Moore since September 2005. Since September 2007, Ms. Schafer has served as Executive Advisor of the Global Retail Practice of SAS Institute, Inc., a provider of business intelligence software and analytics. From October 2003 to September 2007, Ms. Schafer served as Vice President, Global Retail Practice for SAS. Ms. Schafer had served as Chairman, President and Chief Executive Officer of Marketmax, Inc., a merchandise intelligence software company, from October 1996 to October 2003, when Marketmax was acquired by SAS. Prior to October 1996, Ms. Schafer held various positions at The Procter & Gamble Company, a New York Stock Exchange traded provider of consumer products. Ms. Schafer is currently a director of eFashions LLC, an Internet fashion retailer, Tradestone Software, Inc., a private retail software provider, and geoVue, Inc., a private business intelligence software provider. From 2005 through 2008, Ms. Schafer was a director of Trans World Entertainment Corporation, a NASDAQ traded retail company.
Independence
The Board has determined that the following directors, constituting a majority of the members of the Board, are independent as defined in the applicable listing standards of The NASDAQ Stock Market LLC (referred to as “NASDAQ”): Joseph F. Coradino, Michael J. Joyce, Neil A. McLachlan, Thomas S. Rittenhouse and Lori J. Schafer.
Communication with the Board
Shareholders may communicate with the Board, including the non-management directors, by sending a letter to an individual director or to A.C. Moore’s Board, c/o Amy Rhoades, Vice President and General Counsel, A.C. Moore Arts & Crafts, Inc., 130 A.C. Moore Drive, Berlin, New Jersey 08009. All shareholder communications received by Ms. Rhoades will be delivered to A.C. Moore’s Chairman of the Board or to the director to whom such correspondence is addressed.
Meetings of the Board and Committees
The Board held 10 meetings during 2008. The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Audit Committee held 11 meetings, the Compensation Committee held five meetings and the Nominating and Corporate Governance Committee held five meetings during 2008. During 2008, each of the current directors attended at least 75% of the aggregate of (i) all of the meetings of the Board (held during the period in which he or she was a director) and (ii) all of the meetings of all committees of the Board on which such director served (during the period that he or she served).
Attendance at Annual Meeting of Shareholders
The Board has adopted a policy that all of the directors should attend the annual meeting of shareholders, absent exceptional cause. All directors attended the 2008 annual meeting of shareholders.
Corporate Governance
A.C. Moore’s Board has developed corporate governance practices to help it fulfill its responsibilities and to serve the best interests of A.C. Moore and its shareholders. Many of these governance practices are documented in A.C. Moore’s Corporate Governance Guidelines. These guidelines reflect the Board’s commitment to good corporate governance, with a view to enhancing shareholder value over the long-term. The Corporate Governance Guidelines may be viewed at A.C. Moore’s website at www.acmoore.com, under “About Us,” “Corporate Profile.” In addition, a printed copy of the Corporate Governance Guidelines will be provided to any shareholder upon written request to Amy Rhoades, Vice President and General Counsel, A.C. Moore Arts & Crafts, Inc., 130 A.C. Moore Drive, Berlin, New Jersey 08009. The Nominating and Corporate Governance Committee will regularly review these guidelines in light of changing circumstances in order to continue serving the best interests of A.C. Moore and its shareholders.

Committees of the Board
Audit Committee. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of A.C. Moore’s independent registered public accounting firm; reviews the independence of A.C. Moore’s independent registered public accounting firm; discusses with management and A.C. Moore’s independent registered public accounting firm the quality and adequacy of A.C. Moore’s controls over financial reporting; discusses A.C. Moore’s annual audited financial statements and quarterly financial statements with management and A.C. Moore’s independent registered public accounting firm; and establishes procedures for the receipt, retention and treatment of complaints received by A.C. Moore regarding accounting, controls over financial reporting or auditing matters. The Audit Committee also pre-approves the professional services provided by A.C. Moore’s independent registered public accounting firm. The responsibilities of the Audit Committee are further described in the Audit Committee Charter adopted by the Audit Committee and the Board. A copy of the Audit Committee Charter can be found on A.C. Moore’s website at www.acmoore.com, under “About Us,” “Corporate Profile.”
The current members of the Audit Committee are Messrs. Joyce (Chair) and Rittenhouse, and Ms. Schafer. The Board has determined that each member of the Audit Committee is independent as defined in the applicable NASDAQ listing standards and Securities and Exchange Commission (referred to as the “SEC”) regulations. The Board has determined that Mr. Joyce and Mr. Rittenhouse each qualify as an “audit committee financial expert” as that term is defined in SEC regulations. The report of the Audit Committee is set forth below in this proxy statement.
Compensation Committee. The Compensation Committee reviews and makes recommendations to the Board regarding the salaries, bonuses and other forms of compensation for executive officers of A.C. Moore; reviews and recommends to the Board forms of employment, severance, change in control agreements or provisions or any other compensatory agreement for executive officers; reviews and recommends to the Board cash incentive plans; reviews and recommends to the Board equity-based plans and equity grants; and administers various compensation and benefit plans. Prior to January 2008, the Compensation Committee was also responsible for reviewing and recommending director compensation to the Board. In January 2008, the responsibility for reviewing and recommending director compensation transferred to the Nominating and Corporate Governance Committee. The responsibilities of the Compensation Committee are further described in the Compensation Committee Charter adopted by the Compensation Committee and the Board, a copy of which can be found on A.C. Moore’s website at www.acmoore.com, under “About Us,” “Corporate Profile.” For a discussion of A.C. Moore’s processes and procedures for the consideration and determinations of executive compensation, see “Compensation Discussion and Analysis” below.
The current members of the Compensation Committee are Ms. Schafer (Chair) and Messrs. Coradino, Joyce and McLachlan. The Board has determined that each member of the Compensation Committee is independent as defined in the applicable NASDAQ listing standards. The report of the Compensation Committee is set forth below in this proxy statement.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee makes recommendations to the Board regarding the size of the Board and each committee of the Board; identifies and interviews individuals qualified to become members of the Board; establishes policies regarding the consideration of director candidates recommended by shareholders; establishes procedures to be followed by shareholders in submitting recommendations for director candidates; considers candidates nominated by shareholders in accordance with A.C. Moore’s amended and restated bylaws (referred to as the “bylaws”); recommends to the Board the director nominees for each annual meeting of shareholders; makes recommendations to the Board regarding determinations of independence of the members of the Board; makes annual recommendations to the Board regarding director nominees for each board committee; develops, monitors and updates A.C. Moore’s corporate governance principles and policies; reviews and makes recommendations to the Board with respect to A.C. Moore’s Code of Ethical Business Conduct; makes recommendations to the Board on director compensation from time to time; oversees new director orientation to A.C. Moore; and leads the Board’s annual review of the Board’s performance. For a discussion of A.C. Moore’s processes and procedures for the consideration and determinations of director compensation, see “— Director Compensation — Process and Procedures for Determining Director Compensation.” The responsibilities of the Nominating and Corporate Governance Committee are further described in the Nominating and Corporate Governance Committee Charter adopted by the Nominating and Corporate Governance Committee and the Board, a copy of which can be found on A.C. Moore’s website at www.acmoore.com, under “About Us,” “Corporate Profile.”
The current members of the Nominating and Corporate Governance Committee are Messrs. Coradino (Chair), McLachlan and Rittenhouse. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent as defined in the applicable NASDAQ listing standards.
The information on the website listed above and elsewhere in this proxy statement is not, and should not be, considered part of this proxy statement and is not incorporated by reference in this document. This website is, and is only intended to be, an inactive textual reference.
Director Nomination Process
Director Qualifications. The Nominating and Corporate Governance Committee is responsible for reviewing with the Board the appropriate characteristics, skills and experience for the Board as a whole and its individual members, with the objective of having a Board with diverse perspectives and skills. This assessment takes into account many factors, including without limitation, character, expertise, judgment, professional achievements and background, understanding of areas relevant to the Company’s business and general business environment, and ability to make independent, analytical inquiries. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities, and should be committed to serving on the Board for an extended period of time. Additional special criteria apply to directors being considered to serve on a particular committee of the Board. For example, members of the Audit Committee must meet additional standards of independence and have the ability to read and understand A.C. Moore’s financial statements.
Director Nominee Selection Process. In the case of an incumbent director whose term of office expires, the Nominating and Corporate Governance Committee reviews such director’s service to A.C. Moore during the past term, including, but not limited to, the number of Board and committee meetings attended, as applicable, quality of participation and whether the candidate continues to meet the general qualifications for a director outlined above, including the director’s independence, as well as any special qualifications required for membership on any committees on which such director serves.

In the case of a new director candidate, the selection process for director candidates includes the following steps:
•	identification of director candidates by the Nominating and Corporate Governance Committee based upon suggestions from current directors and executives and recommendations received from shareholders, and possible engagement of a director search firm;
•	interviews of candidates by the Nominating and Corporate Governance Committee;
•	reports to the Board by the Nominating and Corporate Governance Committee on the selection process;
•	recommendations by the Nominating and Corporate Governance Committee; and
•	formal nominations by the Board for inclusion in the slate of directors at the annual meeting.
The Nominating and Corporate Governance Committee will consider nominating properly submitted shareholder recommendations for director candidates. Director candidates recommended by shareholders are given the same consideration by the Nominating and Corporate Governance Committee as candidates suggested by directors and executive officers.
Consideration of Director Candidates Recommended by Shareholders. A shareholder who wishes to recommend a prospective director nominee should submit the shareholder’s recommendation to the Chair of the Nominating and Corporate Governance Committee in writing c/o A.C. Moore Arts & Crafts, Inc., 130 A.C. Moore Drive, Berlin, New Jersey 08009. The following information must be included in or attached to the letter:
•	the name and address of the shareholder making the recommendation and each recommended nominee;
•	a representation that the shareholder is a holder of record of capital stock of A.C. Moore entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to vote for the person or persons recommended for nomination;
•	a description of all arrangements and understandings between the shareholder and each recommended nominee and any other person or persons (naming such person or persons) pursuant to which the recommendation was made by the shareholder;
•	such other information regarding each recommended nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC if the nominee were to be nominated by the Board; and
•	the consent of each recommended nominee to serve as a director of A.C. Moore if so nominated and elected.
The deadline for submitting shareholder recommendations pursuant to the foregoing procedures for the 2010 annual meeting of shareholders is March 26, 2010. All shareholder recommendations which are late or non-conforming will be rejected by A.C. Moore.
In addition, under A.C. Moore’s bylaws, shareholders are permitted to nominate directors to be elected at a meeting of shareholders by providing notice and the other required information specified in the bylaws. A.C. Moore’s bylaws are available, at no cost, on A.C. Moore’s website at ww.acmoore.com, under “About Us,” “Corporate Profile,” or upon the shareholder’s written request to Amy Rhoades, Vice President and General Counsel, A.C. Moore Arts & Crafts, Inc., 130 A.C. Moore Drive, Berlin, New Jersey 08009. Nominations with respect to the 2009 annual meeting of shareholders must be received on or prior to March 26, 2010. All late or non-conforming nominations will be rejected.

AUDIT COMMITTEE REPORT
On March 11, 2009, the Audit Committee met with management to review and discuss the audited financial statements as well as management’s assessment of the effectiveness of internal control over financial reporting. Management represented to the Audit Committee that A.C. Moore’s financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee also conducted discussions with A.C. Moore’s independent registered public accounting firm, PricewaterhouseCoopers, regarding the matters required by the Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1, AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T. As required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, the Audit Committee has discussed with and received the required written disclosures and confirming letter from PricewaterhouseCoopers and has discussed with PricewaterhouseCoopers its independence. Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements as well as management’s assessment of the effectiveness of internal control over financial reporting be included in A.C. Moore’s Annual Report on Form 10-K for the year ended January 3, 2009.
This Audit Committee Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the SEC that incorporates by reference all or any portion of this proxy statement, except to the extent that A.C. Moore specifically requests that the report be specifically incorporated by reference.
THE AUDIT COMMITTEE

Michael J. Joyce (Chair)
Lori J. Schafer
Thomas S. Rittenhouse

DIRECTOR COMPENSATION
The following table sets forth the compensation of non-employee directors for their service as directors during 2008. Mr. Lepley is an employee of A.C. Moore and, as such, not compensated as a director.

	Fees Earned
	or Paid in	Stock	Option	All Other
	Cash	Awards	Awards	Compensation	Total
Name	($)	($)(1)(2)(3)	($)(1)(3)	($)	($)
Joseph F. Coradino	47,500	24,997	—	—	72,497
Michael J. Joyce	105,000	24,997	21,222	—	151,219
Neil A. McLachlan	45,000	24,997	4,264	—	74,261
Thomas S. Rittenhouse	50,000	24,997	4,264	—	79,261
Lori J. Schafer	55,000	24,997	21,222	—	101,219

(1)	Represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended January 3, 2009 in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards (referred to as “FAS”) No. 123 (revised 2004), “Share-Based Payment,” as modified or supplemented (referred to as “FAS 123R”) based on assumptions set forth in Note 1 to the consolidated financial statements included in A.C. Moore’s Annual Report on Form 10-K for the fiscal year ended January 3, 2009 (referred to as the “2008 Form 10-K”) and disregarding estimates of forfeitures related to service-based vesting conditions. These dollar amounts include amounts for awards granted in and prior to 2008, as applicable.

(2)	Each of the current directors was granted 6,024 shares of restricted Common Stock on June 19, 2008 under A.C. Moore’s 2007 Stock Incentive Plan (referred to as the “Stock Incentive Plan”). The shares of restricted Common Stock vest in three equal annual installments beginning on the first anniversary of the date of grant. The grant date fair value in accordance with FAS 123R of each of these restricted Common Stock awards was $49,999.

(3)	The following tables set forth information concerning unexercised options and unvested stock awards for the directors as of January 3, 2009. With the exception of the grants expiring on February 20, 2014 and August 3, 2016, all stock options vest and become exercisable in three equal installments each year beginning on the first anniversary of the date of grant. The grants expiring on February 20, 2014 and August 3, 2016 vested in full on the first anniversary of the date of grant. Except for the options expiring February 20, 2014, which have a seven-year term, all options have a 10-year term.

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised
	Options(#)	Options(#)	Option Exercise	Option
Name	Exercisable	Unexercisable	Price($)	Expiration Date
Joseph F. Coradino	10,000	—	16.88	08/03/2016

Michael J. Joyce	10,000	—	21.95	08/26/2014
	10,000	—	23.51	08/25/2015
	10,000	—	16.88	08/03/2016

Neil A. McLachlan	3,500	—	20.37	02/20/2014

Thomas S. Rittenhouse	3,500	—	20.37	02/20/2014

Lori J. Schafer	10,000	—	23.51	08/25/2015
	10,000	—	16.88	08/03/2016

	Stock Awards
	Number of Shares	Market Value of
	or Units of Stock	Shares or Units of
	That Have Not	Stock That Have
	Vested	Not Vested
Name	(#)	($)*

Joseph F. Coradino	7,550	10,419

Michael J. Joyce	7,550	10,419

Neil A. McLachlan	7,550	10,419

Thomas S. Rittenhouse	7,550	10,419

Lori J. Schafer	7,550	10,419

*	Market value is calculated using $1.38 per share, the NASDAQ Stock Market closing price per share of A.C. Moore common stock on January 2, 2009.
Process and Procedures for Determining Director Compensation
In January 2008, the responsibility for reviewing and recommending non-employee director compensation transferred to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee solicits input from the Compensation Committee, as well as from independent outside consultants engaged by the Board, from time to time. The full Board, upon the recommendation of the Nominating and Corporate Governance Committee, approves director compensation.
Prior to January 2008, the Compensation Committee was responsible for determining director compensation. In February 2007, the Compensation Committee asked Hay Group, the independent outside compensation consultant retained to assist the Compensation Committee in its analysis of A.C. Moore’s executive compensation programs, to perform an analysis of A.C. Moore’s non-employee director compensation and make recommendations to the Compensation Committee regarding any changes to director compensation, including the implementation of director stock ownership guidelines. Hay Group presented data on director compensation at comparable companies in A.C. Moore’s market to the Compensation Committee. Hay Group worked directly with the Compensation Committee, receiving assignments and direction from the Compensation Committee Chair.
Director Compensation
Fees. Based on recommendations by Hay Group, in April 2007 the Board approved the following new compensation structure for non-employee directors:
•	an annual cash retainer of $35,000;
•	an additional annual cash retainer of $50,000 for the Chairman of the Board;
•	an additional annual cash retainer of $15,000 for the chair of the Audit Committee and $10,000 for each other member of the Audit Committee;

•	an additional annual cash retainer of $10,000 for the chair of the Compensation Committee and $5,000 for each other member of the Compensation Committee;
•	an additional annual cash retainer of $7,500 for the chair of the Nominating and Corporate Governance Committee and $5,000 for each other member of the Nominating and Corporate Governance Committee; and
•	an annual grant of restricted stock with a market value of approximately $50,000 on the date of grant.
Stock Ownership Guidelines for Directors. Based on Hay Group’s recommendations, the Board has approved the implementation of stock ownership guidelines for the non-employee directors. Requiring minimum levels of stock ownership by non-employee directors is consistent with the Board’s objective of aligning director and shareholder interests.

Ownership Multiple of
Directors Subject to Guidelines	Annual Cash Retainer

All Non-Employee Directors	Three (3) times
Non-employee directors are expected to comply with these ownership requirements by the end of a five-year period beginning in 2007. Shares that are counted for purposes of satisfying ownership requirements are shares directly or indirectly owned and grants and awards under equity incentive plans (such as vested and unvested restricted stock). Stock options and stock appreciation rights (“SARs”) do not count towards satisfaction of the ownership requirements.
Stock Grant to Non-Employee Directors. Consistent with the compensation structure set forth above, on June 19, 2008, the non-employee directors were granted restricted stock with a market value of approximately $50,000 on the date of grant, or 6,024 shares. The shares vest equally over three years from the date of grant.
On June 18, 2009, the non-employee directors were granted restricted stock with a market value of approximately $50,000 on the date of grant, or 13,928 shares. The shares vest equally over three years from the date of grant.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of July 17, 2009, certain information with respect to the beneficial ownership of Common Stock by (i) each person who is known by A.C. Moore to be the beneficial owner of more than 5% of Common Stock, (ii) each director and nominee for director of A.C. Moore, (iii) each executive officer of A.C. Moore named in the Summary Compensation Table and (iv) all directors and executive officers of A.C. Moore as a group. The information about the beneficial owners contained in the table below is based on information supplied by such persons or SEC filings. Except as otherwise indicated, to the knowledge of A.C. Moore, the beneficial owners of shares of Common Stock listed below have sole investment and voting power with respect to such shares.

	Shares Beneficially Owned (1)
	Amount and
	Nature of
	Beneficial		Percent of
Name of Beneficial Owner	Ownership		Class
Rick A. Lepley	385,116	(2)	1.5
Joseph A. Jeffries	80,196	(3)	*
Amy Rhoades	20,838	(4)	*
Michael G. Zawoysky	67,430	(5)	*
Marc Katz	0	(6)	*
Joseph F. Coradino	37,241	(7)	*
Michael J. Joyce	67,241	(8)	*
Neil A. McLachlan	31,741	(9)	*
Thomas S. Rittenhouse	26,741	(10)	*
Lori J. Schafer	42,241	(11)	*
All executive officers and directors as a group (12 persons)	833,785	(12)	3.3

Robert Atchinson	1,321,000	(13)	5.3
Phillip Gross	1,321,000	(13)	5.3
Adage Capital Advisors, L.L.C.	1,321,000	(13)	5.3
Adage Capital Partners GP, L.L.C.	1,321,000	(13)	5.3
Adage Capital Partners, L.P.	1,321,000	(13)	5.3
Dimensional Fund Advisors LP	1,842,020	(14)	7.4
Glenn J. Krevlin	6,000,000	(15)	24.2
Glenhill Advisors, LLC	6,000,000	(15)	24.2
Glenhill Capital Management, LLC	6,000,000	(15)	24.2
Glenhill Capital LP	2,922,329	(15)	11.8
Glenhill Capital Overseas Master Fund, LP	2,757,559	(15)	11.1
Royce & Associates, LLC	2,226,100	(16)	9.0
T. Rowe Price Associates, Inc.	1,978,860	(17)	8.0

*	Denotes less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to Common Stock. Shares of Common Stock issuable upon the exercise of securities currently exercisable or exercisable within 60 days of July 17, 2009 are deemed outstanding for computing the share ownership and percentage ownership of the person holding such securities, but are not deemed outstanding for computing the percentage of any other person. The address for all current directors and executive officers is c/o A.C. Moore Arts & Crafts, Inc., 130 A.C. Moore Drive, Berlin, New Jersey 08009.

(2)	Includes (i) 158,449 shares of Common Stock held by Mr. Lepley directly; and (ii) options to purchase 226,667 shares of Common Stock exercisable within 60 days of July 17, 2009. Excludes shares of Common Stock that potentially could be acquired upon the exercise of 16,667 SARs exercisable within 60 days of July 17, 2009, which SARs were out-of-the-money as of July 17, 2009.

(3)	Represents 80,196 shares of Common Stock held by Mr. Jeffries directly. Excludes shares of Common Stock that potentially could be acquired upon the exercise of 14,441 SARs exercisable within 60 days of July 17, 2009, which SARs were out-of-the-money as of July 17, 2009.

(4)	Includes (i) 8,305 shares of Common Stock held by Ms. Rhoades directly; and (ii) options to purchase 12,533 shares of Common Stock exercisable within 60 days of July 17, 2009. Excludes shares of Common Stock that potentially could be acquired upon the exercise of 3,548 SARs exercisable within 60 days of July 17, 2009, which SARs were out-of-the-money as of July 17, 2009.

(5)	Includes (i) 60,764 shares of Common Stock held by Mr. Zawoysky directly; and (ii) options to purchase 6,666 shares of Common Stock exercisable within 60 days of July 17, 2009. Excludes shares of Common Stock that potentially could be acquired upon the exercise of 2,838 SARs exercisable within 60 days of July 17, 2009, which SARs were out-of-the-money as of July 17, 2009. Mr. Zawoysky resigned from the Company effective April 24, 2009.

(6)	In June 2008, Mr. Katz resigned from the Company and to the Company’s knowledge, he owns no Common Stock.

(7)	Includes (i) 27,241 shares of Common Stock held by Mr. Coradino directly; and (ii) options to purchase 10,000 shares of Common Stock exercisable within 60 days of July 17, 2009.

(8)	Includes (i) 37,241 shares of Common Stock held by Mr. Joyce directly; and (ii) options to purchase 30,000 shares of Common Stock exercisable within 60 days of July 17, 2009.

(9)	Includes (i) 28,241 shares of Common Stock held by Mr. McLachlan directly; and (ii) options to purchase 3,500 shares of Common Stock exercisable within 60 days of July 17, 2009.

(10)	Includes (i) 22,241 shares of Common Stock held by Mr. Rittenhouse directly; (ii) 1,000 shares of Common Stock held jointly by Mr. Rittenhouse and his spouse; and (iii) options to purchase 3,500 shares of Common Stock exercisable within 60 days of July 17, 2009.

(11)	Includes (i) 22,241 shares of Common Stock held by Ms. Schafer directly; and (ii) options to purchase 20,000 shares of Common Stock exercisable within 60 days of July 17, 2009.

(12)	Includes options to purchase 312,866 shares of Common Stock exercisable within 60 days of July 17, 2009. Excludes shares of Common Stock that potentially could be acquired upon the exercise of 89,494 SARs exercisable within 60 days of July 17, 2009, which SARs were out-of-the-money as of July 17, 2009.

(13)	Based solely on a Schedule 13G/A filed with the SEC on February 17, 2009 by Adage Capital Partners, L.P. (referred to as “ACP”), Adage Capital Partners GP, L.L.C. (referred to as “ACPGP”), Adage Capital Advisors, L.L.C. (referred to as “ACA”), Robert Atchinson and Phillip Gross. The filing indicates ACP, ACPGP, ACA and Messrs. Atchinson and Gross have shared voting power and shared dispositive power over 1,321,000 shares of Common Stock owned by ACP directly. ACPGP is the general partner of ACP. ACA is the managing member of ACPGP and the general partner of ACP. Messrs. Atchinson and Gross are managing members of ACA and general partners of ACP. The address of ACP, ACPGP, ACA and Messrs. Atchinson and Gross is 200 Clarendon Street, 52nd Floor, Boston, Massachusetts 02116.

(14)	Based solely on Schedule 13G/A filed with the SEC on February 9, 2009 by Dimensional Fund Advisors LP (referred to as “Dimensional”). These securities are owned by various investment companies and certain commingled group trusts and separate accounts, which Dimensional serves as investment adviser. For purposes of the reporting requirements of the Exchange Act, Dimensional is deemed to be a beneficial owner of such securities; however, Dimensional expressly disclaims that it is, in fact, the beneficial owner of such securities. The address of Dimensional is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(15)	Based solely on a Schedule 13D filed with the SEC on June 8, 2009 by Glenhill Advisors, LLC (referred to as “GA”), Glenn J. Krevlin, Glenhill Capital Management, LLC (referred to as “GCM”), Glenhill Capital LP (referred to as “GLP”) and Glenhill Capital Overseas Master Fund LP (referred to as “GMF”). The filing indicates GA and Mr. Krevlin have sole voting power and sole dispositive power over 6,000,000 shares of Common Stock. The filing also indicates GCM has shared voting power and shared dispositive power over 6,000,000 shares of Common Stock, GLP has shared voting power and shared dispositive power over 2,922,329 shares of Common Stock and GMF has shared voting power and shared dispositive power over 2,757,559 shares of Common Stock. Mr. Krevlin is the managing member and control person of GA. GA is the managing member of GCM. GCM is the general partner and investment advisor of GLP, managing member of Glenhill Concentrated Long Master Fund, LLC, our security holder, and sole shareholder of Glenhill Capital Overseas GP, Ltd. (referred to as “GCOGP”). GCOGP is general partner of GMF. In addition, Glenhill Special Opportunities Master Fund LLC, our security holder, is a subsidiary of GLP and GMF. The address of GA, Mr. Krevlin, GCM, GLP and GMF is 598 Madison Avenue, 12th Floor, New York, New York 10022.

(16)	Based solely on a Schedule 13G/A filed with the SEC on January 23, 2009 by Royce & Associates, LLC (referred to as “R&A”). The filing indicates R&A has sole voting power and sole dispositive power over 2,226,100 shares of Common Stock. These securities are owned by various individual and institutional investors, which R&A serves as investment adviser, including 1,883,100 shares owned directly by Royce Value Fund Plus, an investment company managed by R&A. The address of R&A is 1414 Avenue of the Americas, New York, New York 10019.

(17)	Based solely on a Schedule 13G/A filed with the SEC on February 12, 2009 by T. Rowe Price Associates, Inc. (referred to as “Price Associates”). The filing indicates Price Associates has sole voting power over 556,500 shares of Common Stock and sole dispositive power over 1,978,860 shares of Common Stock. These securities are owned by various individual and institutional investors, which Price Associates serves as investment adviser. The address of Price Associates is 100 E. Pratt Street, Baltimore, Maryland 21202.

EXECUTIVE OFFICERS WHO ARE NOT ALSO DIRECTORS
A.C. Moore’s executive officers, as of the Record Date, who are not also directors were as follows:

Name	Age	Position

Joseph A. Jeffries	44	Executive Vice President and Chief Operating Officer
David Abelman	50	Executive Vice President and Chief Marketing and Merchandising Officer
David Stern	43	Executive Vice President and Chief Financial Officer
Amy Rhoades	38	Vice President and General Counsel
Mr. Jeffries has served as A.C. Moore’s Executive Vice President and Chief Operating Officer since August 2008. He joined the Company in November 2007 as our Executive Vice President of Operations. Previously, Mr. Jeffries served as Vice President, Store Operations, Space Planning and Visual Merchandising for Office Depot, Inc., a global supplier of office products and services, a position he held from 2004 to November 2007. During 2004 and 2005, he also served as Vice President, Store and Copy Center Operations of Office Depot. From 1999 to 2003, Mr. Jeffries served in the following capacities at Office Depot: Director, Store Prototype Development; Director, Store Operations; and Senior Manager, Store Processes. Prior to his employment with Office Depot, Mr. Jeffries held management positions with Home Quarters Warehouse, Inc., a home improvement retail chain.
Mr. Abelman has served as A.C. Moore’s Executive Vice President and Chief Marketing and Merchandising Officer since May 2009. Previously, Mr. Abelman served as the Senior Vice President of Marketing for Michaels Stores, Inc., the arts and crafts specialty retailer, from August 2005 through December 2007. As a member of Michaels’ Executive Committee, Mr. Abelman was responsible for marketing, advertising and brand strategy. Mr. Abelman has held senior marketing and merchandising positions with several leading retailers and retail-focused sales and marketing firms during his career. Prior to Michaels, from November 2002 through August 2005, he was the Vice President of Retail Marketing — North America for Office Depot, Inc., where he oversaw marketing for all Office Depot stores in North America. Mr. Abelman also spent nine years in senior management positions and was a member of the Executive Board at Daymon Associates, an international sales and marketing organization specializing in private label development.
Mr. Stern has served as A.C. Moore’s Executive Vice President and Chief Financial Officer since June 2009. Previously, Mr. Stern served as Divisional Vice President, Financial Planning and Analysis of Coldwater Creek Inc., the Nasdaq-traded specialty retailer, since October 2008. He joined Coldwater Creek as its Divisional Vice President, Corporate Controller in June 2007. From May 2000 through June 2007, Mr. Stern served as Chief Financial Officer of Petro Services, Inc., a $500 million privately held convenience store retailer with approximately 150 locations.
Ms. Rhoades has served as Vice President and General Counsel of A.C. Moore since July 2006. From April 2003 to July 2006, Ms. Rhoades was an attorney at the law firm of Blank Rome LLP.

COMPENSATION DISCUSSION AND ANALYSIS
Our Philosophy
Our compensation program is based on the principles and objectives set forth below.
•	We structure our compensation program to target the median of the market in which we compete for executive talent.
•	We develop compensation programs that emphasize pay-for-performance.
•	We seek to retain and motivate a talented management team to continually maximize shareholder value.
•	We strive to ensure the compensation programs maintain an appropriate balance between base salary, annual and long-term stock-based incentive compensation.
•	We motivate our executives to achieve financial and operational goals by providing them with opportunities to earn annual incentive payments, at market amounts, based on above-market performance.
•	We strive to align the earnings prospects and interests of executives with those of our shareholders.
•	We believe our executives should have meaningful levels of ownership of A.C. Moore Common Stock.
Compensation Committee Process
The Compensation Committee of our Board determines our overall compensation philosophy. The Compensation Committee is also responsible for reviewing and recommending to the Board the elements of our executive officers’ compensation.
The Compensation Committee recommends to the full Board the Chief Executive Officer’s overall compensation. The Compensation Committee and the other independent members of the Board discuss the Chief Executive Officer’s compensation during an executive session based on their assessment of his individual performance and the financial and operating performance of A.C. Moore. Compensation for the other named executive officers is based on recommendations to the Compensation Committee from the Chief Executive Officer and other members of management, as appropriate. The Compensation Committee considers these recommendations based on individual responsibility, experience and overall performance. Generally, the full Board, upon the Compensation Committee’s recommendation, approves the compensation and employment agreements of A.C. Moore’s principal executive, financial and operating officers; and the Board has delegated to the Compensation Committee the authority to approve the compensation for all other executive officers.
During 2008, the Board and the Compensation Committee approved an amendment to the employment agreement with Rick A. Lepley, our President and Chief Executive Officer, and the letter agreement with Joseph A. Jeffries, our Executive Vice President and Chief Operating Officer. Also during 2008, the Board and the Compensation Committee approved entry into an amended and restated letter agreement with Michael G. Zawoysky, our Executive Vice President and Chief Financial Officer through April 24, 2009, in connection with his appointment to this position in September 2008. The Board also approved entry into employment letters with David Abelman, our Executive Vice President and Chief Marketing and Merchandising Officer who joined us in May 2009, and David Stern, our Executive Vice President and Chief Financial Officer who joined us June 2009. The terms of these agreements are discussed below under “Agreements with Named Executive Officers.” The Board and the Compensation Committee believe the terms of the compensation for the current executive officers and agreements with such executive officers are consistent with the practices of other similarly situated retailers.

In 2007, to assist the Compensation Committee in evaluating and developing a new executive compensation plan for A.C. Moore, including, but not limited to, developing the Annual Incentive Plan (referred to as the “Annual Incentive Plan”) and Stock Incentive Plan, the Compensation Committee approved the retention of the Hay Group, an independent outside compensation consultant. The consultant worked with the Compensation Committee in 2007 to develop information and guidance concerning best practices and trends in executive compensation and to provide analysis of A.C. Moore’s compensation programs based on retail market data. The Compensation Committee will consider retaining an independent compensation consultant again in the future as needed from time to time. Except for consulting Hay Group for retail market data from time to time in 2008, no such consultant was retained during 2008.
Generally, the Compensation Committee reviews and adjusts targeted compensation levels annually at its first meeting of the year. The Compensation Committee will also meet periodically during the year to consider compensation programs and to gain relevant information and context for determining compensation for executives.
A.C. Moore believes that to attract and retain qualified management, pay levels (including base salary, incentive compensation and benefits) should be targeted at the 50th percentile or median of pay levels of comparable positions at comparable companies in the market. Actual compensation may vary from these targets based on several factors, including individual performance, experience, roles and responsibilities and A.C. Moore performance. In 2007, the Committee used survey data of pay levels provided by the outside consultant from the following retail companies selected by the consultant as comparable to A.C. Moore to enable the Committee to conduct benchmarking: 99 Cents Only Stores, Books-A-Million, Build-A-Bear Workshop, Cato Corp., Cost Plus, Deb Shops, Golfsmith International, Gymboree, Hancock Fabrics, Hibbett Sporting Goods, Jo-Ann Stores, Inc., Kirkland’s, Mother’s Work, Pier 1 Imports, Shoe Carnival, Tuesday Morning and United Retail Group. The consultant selected such companies as comparable to A.C. Moore based on their annual revenue and if they were specialty retailers that could compete with A.C. Moore for either customers or executive talent. In 2008, to further analyze the base salaries of A.C. Moore’s management relative to executives in the retail industry, the Committee used the consultant’s retail market data, which encompasses the consultant’s retail industry report of one hundred retailers of all types for which the consultant receives survey information. The retail industry data was adjusted for company revenue size and executive responsibilities for comparison to A.C. Moore.
Retail market data is used, in part, to set compensation for the executive officers, but it is not the sole point of reference. Total compensation of executive officers, including the Chief Executive Officer, is determined after reviewing the executive’s performance, long-term potential, responsibilities and experience within the context of the market data. In addition to these factors, A.C. Moore also considers internal pay equity within the executive group. In this regard, we rely on information generated by our Human Resources department as well as information prepared from time to time by outside consultants.

The Compensation Committee takes into account the estimated accounting (pro forma expense) and the tax impact of all material changes to the executive compensation program and discusses such matters periodically during the year. In general, the policy of A.C. Moore and the Compensation Committee is to optimize the tax deductibility of executive compensation so long as deductibility is consistent with the objectives of executive compensation. The Compensation Committee has been advised that, based on current interpretations, awards under the 1997 Employee, Director and Consultant Stock Option Plan (referred to as the “1997 Plan”), the 2002 Plan, the Stock Incentive Plan and the Annual Incentive Plan, should satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (referred to as the “Code”). The Compensation Committee has also been advised that restricted stock awards which vest based on continued employment with A.C. Moore do not qualify as performance-based compensation, and so may not be tax-deductible under Code Section 162(m), unless the number of the restricted stock awards to be granted is based on the satisfaction of performance criteria.
Components of Compensation
In line with our philosophy, A.C. Moore provides a compensation program with both fixed and variable components. Fixed compensation, which consists of base salary, is designed to attract and retain executive talent. Variable compensation, which consists of annual and long-term incentive programs, delivers potential awards to executives which are designed to motivate performance. In addition, A.C. Moore offers a limited number of benefits programs.
Base Salary. Base salaries are an important element of compensation and provide executives with a base level of income. In determining base pay, the Compensation Committee considers multiple factors, including the executive’s responsibilities, individual performance against pre-determined objectives, base salary competitiveness as compared to the external market, internal equity and A.C. Moore’s financial and operating performance. The Compensation Committee does not use a specific formula for evaluating the executive. Instead, executives are assessed primarily by the Chief Executive Officer based upon how they contributed to A.C. Moore’s business in their areas of responsibility.
In fiscal 2008, Mr. Lepley, Mr. Jeffries, Mr. Katz, our Chief Financial Officer who resigned in June 2008, and Ms. Rhoades received base salary increases of 4.5%, 9.9%, 9.9% and 8.6%, respectively, as part of the annual review required under their agreements. Increases were determined based on individual performance and retail market data supplied by Hay Group in 2008. Mr. Zawoysky was appointed Acting Chief Financial Officer upon the resignation of Mr. Katz in June 2008 and we entered into an amended and restated employment letter with Mr. Zawoysky in connection with his appointment to Chief Financial Officer in September 2008. The base salary received in conjunction with his appointment to this position is discussed below under “Agreements with Named Executive Officers.” Based on retail market data supplied by the Hay Group, both before and after these increases, the base salaries of Messrs. Lepley, Jeffries and Zawoysky were below the 25th percentile. The base salaries of Mr. Katz and Ms. Rhoades, both before and after their increases, were below the 50th percentile.
As a result of A.C. Moore’s overall performance in fiscal 2008 and the current economic recession, A.C. Moore has determined for fiscal 2009 to not increase base salaries for any corporate office associates, including the executive officers.
Annual Incentives. Annual cash bonuses under the Annual Incentive Plan, which was previously approved by shareholders, are intended to reward performance during the year, and therefore, can be highly variable from year to year. Hay Group, the outside compensation consultant retained in 2007, assisted the Committee and management in evaluating and developing the Annual Incentive Plan. The Annual Incentive Plan performance goals are based on A.C. Moore’s budget and operating plan approved by the Board. The plan has a minimum level of achievement below which no bonuses may be paid as well as a maximum level that limits annual bonus payouts. Award levels at target generally reflect the median of the competitive market with the opportunity to earn more or less depending on actual financial performance of A.C. Moore and individual performance.

The Compensation Committee may make negative adjustments to reduce a potential award in whole or in part based on the Compensation Committee’s assessment of individual performance by an executive against the established individual objectives. However, the Compensation Committee cannot use its discretion to increase the award.
The Compensation Committee and the Board also have the authority to award discretionary cash bonuses in addition to annual incentive awards, if in their judgment, there has been exceptional performance by an executive officer which has contributed to the overall operating results of A.C. Moore. The Board believes that the potential for such awards will help to motivate and retain more talented executive officers. In fiscal 2008, no executive officer received a discretionary cash bonus award.
Fiscal 2008
In March 2008, the Compensation Committee and the Board approved the Annual Incentive Plan for performance in 2008. For performance in fiscal 2008, except for the Chief Executive Officer, participants were eligible to receive a cash payment depending on both A.C. Moore’s performance relative to Company metrics and the individual’s achievement of pre-determined, measurable performance goals. Each metric or goal had an identified threshold, target and maximum level. Each of the Company metrics was weighted based on the overall significance to the business and operating plan. Bonuses for 2008 performance were to be paid in the event that A.C. Moore or the individual achieved one of the metrics, with the payment amount proportionate to the weight assigned to the specific metric achieved. Payouts were interpolated between threshold, target and maximum. In addition, the bonus opportunity is pro-rated based on time in position.
The Chief Executive Officer was eligible to receive a cash payment denominated as a percentage of base salary depending solely on A.C. Moore’s performance in fiscal 2008 relative to the Company metrics set forth below. For our Chief Operating Officer and Chief Financial Officer, the potential bonus amount depended 80% on the Company’s performance relative to these metrics, with 20% relating to achievement of individual performance goals. For our Vice President and General Counsel, the ratio was 75% related to Company performance and 25% related to individual performance. Weighting of the Company metrics was adjusted proportionately downward to take into account the value of the individual performance component.
Target bonus amounts are specified as a percentage of a participant’s base salary. Target amounts increase with job scope and complexity, thus increasing the potential bonus opportunity for positions likely to have a greater impact on our operating results. For fiscal 2008, the Chief Executive Officer was eligible to receive 100% of base salary at target. The 2008 potential bonuses at target for each of the Chief Operating Officer and Chief Financial Officer were 75% of base salary, and 35% of base salary for our Vice President and General Counsel.
The Board and the Compensation Committee set the performance metrics for the Annual Incentive Plan for 2008 based on the importance of these criteria to A.C. Moore’s business and operating plan, but recognizing the increasing difficulty of attaining targets in light of the overall macro-economic conditions. The Company metrics at target and weightings approved by the Board and the Compensation Committee were pre-tax income of $1.7 million (55%), gross margin of 42.5% (15%), comparable store sales decrease of 4.7% (15%) and cash at fiscal year end of $51.9 million (15%).
The individual performance goals for Mr. Jeffries related to meeting certain timelines for the implementation of improvements to A.C. Moore’s new store prototype, reducing the amount of aged inventory held in the distribution center and launching A.C. Moore’s customer loyalty program. Mr. Zawoysky’s individual performance goals related to reduction in inventory shortage and the implementation of corporate expense savings initiatives. The individual goal for Ms. Rhoades was to provide advice and counsel to the Board and members of senior management.

For fiscal 2008, A.C. Moore achieved the cash metric at maximum but did not meet the threshold requirement for payout for the pre-tax income, gross margin or comparable store sales metrics. In addition, Mr. Jeffries, Mr. Zawoysky and Ms. Rhoades each achieved certain of their individual performance goals. As indicated above, Mr. Lepley’s eligibility for a payout under the Annual Incentive Plan was based solely on A.C. Moore’s performance and did not include an individual component. Mr. Lepley, Mr. Jeffries, Mr. Zawoysky and Ms. Rhoades were entitled to receive payouts of $144,375, $101,064, $62,349 and $29,573, respectively, under the Annual Incentive Plan for 2008. However, because of A.C. Moore’s overall performance in fiscal 2008, despite A.C. Moore achieving the cash metric and the executive officers achieving certain of their individual goals, no amounts were paid to the executive officers under the Annual Incentive Plan for 2008, with the exception of Ms. Rhoades. Ms. Rhoades received a cash payout of $16,544 related to achievement of her individual performance goal for 2008.
Fiscal 2009
In February 2009, the Compensation Committee determined that, in light of the current economic environment, there would be no executive Annual Incentive Plan for performance in fiscal 2009. Accordingly, no provision has been made in A.C. Moore’s 2009 financial plan for bonuses to senior management, including the executive officers. The Compensation Committee and the Board reserved the right to award discretionary bonuses for performance in 2009 if they determine that any such award has been earned.
Long-Term Equity Incentives. Long-term incentive equity awards are granted to executives under the Stock Incentive Plan previously approved by shareholders. The Chief Executive Officer and other members of management, as appropriate, recommend to the Compensation Committee the actual grants for approval based on performance potential and market data. The named executive officers and other members of management participate in this process in order to provide insight into performance of individuals over whom they have supervision and adjust the size of the grant accordingly. The Compensation Committee or the Board approves these grants. When approving the amount of the grants, the Compensation Committee takes into consideration individual and A.C. Moore performance, both within the context of market practices. As with other elements of compensation, A.C. Moore targets the median of the market with regard to the size of long-term equity grants.
Historically, A.C. Moore relied on stock options as its primary long-term equity vehicle through grants under the 1997 and 2002 Plans. Option exercise prices are at the fair market value of our Common Stock on the date of grant.
A.C. Moore believes the Stock Incentive Plan, approved by A.C. Moore’s shareholders in June 2007, provides flexibility in granting awards through a variety of equity vehicles. The Stock Incentive Plan permits grants of appreciation only vehicles (such as stock options or stock appreciation rights), full value vehicles (such as restricted stock or restricted stock units) and performance-based awards (such as performance shares or performance vested restricted stock). A.C. Moore intends that the types of equity awards granted, vesting schedules and the mix of equity vehicles used under the Stock Incentive Plan will directly support the objectives of A.C. Moore’s compensation program. In addition, in reaching the decision as to what types of equity will be awarded under the Stock Incentive Plan, the Compensation Committee evaluates, among other considerations, industry long-term incentive practices and changes to the required accounting and tax treatment of equity awards. Awards may also be granted at the time of a special event, such as upon employment, or at the Compensation Committee’s discretion.

Fiscal 2008
In March 2008, except for Mr. Lepley, the current executive officers received a grant of performance accelerated restricted stock (referred to as “PARS”) and stock-settled stock appreciation rights (referred to as “SARs”) as the 2008 long-term incentive opportunity. The PARS vest in four equal installments upon A.C. Moore’s achievement of certain financial performance targets and vest in full on the date that is five years from the grant date, if not earlier vested. Mr. Lepley received a grant of time-vested restricted stock, which vests in three equal annual installments, and SARs. The SARs granted to the executive officers, including Mr. Lepley, vest in three equal annual installments, have a base price equal to the NASDAQ closing price per share on the grant date and have a seven-year term. The number of shares of the March 2008 grant to Mr. Lepley was provided for in his employment agreement. Mr. Lepley also received a grant of SARs in connection with the extension of his employment agreement entered into in December 2008. In September 2008, Mr. Zawoysky received a grant of PARS and SARs in connection with his appointment as Chief Financial Officer. The grant date fair value and terms of these grants are presented in the executive compensation tables below.
Fiscal 2009
In February 2009, the executive officers received a grant of PARS and SARs as the 2009 long-term incentive opportunity. The PARS vest in three equal annual installments or upon the Company’s achievement of certain financial performance targets. The SARs vest in three equal annual installments, have a base price equal to the NASDAQ closing price per share on the grant date and have a seven-year term.
Retirement and Other Benefits. The Chief Executive Officer and other named executive officers are eligible to participate in the full range and scope of retirement and health and insurance and other benefits plans, as are all other employees of A.C. Moore. A.C. Moore targets these types of benefits to be competitive with the median of the market. A.C. Moore sponsors a 401(k) retirement plan for salaried and hourly employees. The 401(k) plan is a tax-qualified, defined contribution plan under which fixed contributions are made to the account of each participating employee each year. Under the 401(k) plan, a matching contribution is made in the amount of 25% of the first 6% of eligible compensation to a maximum of $1,500 so long as an employee has reached 21 years of age and has three months of service. Participating employees may direct the investment of A.C. Moore matching and individual contributions into one or more of the investment options offered by the 401(k) plan. A.C. Moore believes that its employee benefit plans, including retirement plans and health and life insurance plans, are of the type commonly offered by other employers. These benefits form part of our compensation philosophy because A.C. Moore believes they are necessary in order to attract, motivate and retain talented executives.
In light of the current downturn in the economy, including forecasts that the economy will continue to be difficult in 2009, A.C. Moore determined to suspend the 401(k) plan matching contribution for the fiscal year ending January 2, 2010. A.C. Moore will reevaluate this determination at the end of fiscal 2009 to consider whether to reinstate the matching contribution.
Employment, Change-in-Control and Severance Agreements
The employment agreements or letters, which include change-in-control provisions, between A.C. Moore and the named executive officers are summarized in “Agreements with Named Executive Officers” below. A.C. Moore believes these agreements reflect market practice at the time they were signed or amended.

Special Retention Award Opportunity
On March 31, 2008, A.C. Moore’s Board approved a special cash retention award for certain key employees. The purpose of the award is to maintain stability of A.C. Moore’s leadership team by providing an incentive for these individuals to remain with A.C. Moore during the approximately 22-month period over which the award vests. A.C. Moore believes that the award is an important component of its compensation package at a time when A.C. Moore is seeking to successfully execute its business strategy.
The terms of each cash retention award are set forth in an award agreement between A.C. Moore and the employee. The total cash amount of the special retention award is equal to 100% of the employee’s current base salary. The award vests on September 30, 2008 with respect to 25% of the total amount, on June 30, 2009 with respect to 25% of the total amount and on January 31, 2010 with respect to the remaining 50%. The right to receive any amount that has vested is contingent on continuous full-time employment with A.C. Moore and continuing to meet performance expectations under A.C. Moore’s internal review process, each through the respective vesting date.
Any unvested amounts will be forfeited upon termination of full-time employment, except for termination due to death or permanent disability. For terminations for those reasons, the employee will receive an amount of the total award that varies depending on when the death or permanent disability occurs. The special retention award agreement also provides for automatic vesting of the awards on a change in control (as defined in the Stock Incentive Plan).
The total amounts of the special retention award, subject to the vesting requirements set forth above, for the following executive officers are: Rick A. Lepley — $550,000; Joseph A. Jeffries — $280,000; and Amy Rhoades — $179,580. Messrs. Lepley and Jeffries and Ms. Rhoades each received 25% of their respective amounts upon vesting on September 30, 2008. The total amount of the special retention award Mr. Katz was entitled to receive was $310,000. Mr. Katz resigned in June 2008 prior to the first vesting date and did not receive any portion of the retention award. The total amount of the special retention award Mr. Zawoysky was entitled to receive was $175,000. Mr. Zawoysky received 25% of this amount upon vesting on September 30, 2008. Mr. Zawoysky resigned from A.C. Moore in April 2009 and will not receive any of the remaining balance of his special retention award. These amounts received are reflected in the “Summary Compensation Table” below.
Stock Ownership Guidelines
Consistent with its executive compensation philosophy and the principle of aligning executive and shareholder interests, A.C. Moore believes officers should retain minimum ownership levels of A.C. Moore’s Common Stock. Upon recommendation of Hay Group, the following stock ownership guidelines were established by the Board in April 2007.

Ownership Multiple
Executive	of Base Salary

Chief Executive Officer	Three (3) times
All Other Officers at the Vice President level and above	One (1) times

The Chief Executive Officer is expected to comply with these ownership requirements by the end of a five-year period beginning in 2007. A five-year compliance period for all other officers at the Vice President level and above began in 2008. Shares that are counted for purposes of satisfying ownership requirements are shares directly and indirectly owned, grants and awards under equity incentive plans (such as vested and unvested restricted stock), and shares held in the officer’s account under A.C. Moore’s 401(k) plan. Stock options and SARs do not count towards satisfaction of the ownership requirements.

In conclusion, this Compensation and Discussion Analysis provides material information about our compensation programs as required by SEC rules. Shareholders should also read the tables and narratives below, which are relevant to the Compensation and Discussion Analysis and offer supporting information.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K promulgated by the SEC. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in A.C. Moore’s Annual Report on Form 10-K for the fiscal year ended January 3, 2009 and the proxy statement in connection with the 2009 Annual Meeting of Shareholders.
This Compensation Committee Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the SEC that incorporates by reference all or any portion of this Form 10-K, except to the extent that A.C. Moore specifically requests that the report be specifically incorporated by reference.
THE COMPENSATION COMMITTEE
Lori J. Schafer (Chair)
Joseph F. Coradino
Michael J. Joyce
Neil A. McLachlan

EXECUTIVE COMPENSATION
Summary Compensation Table for Fiscal 2008
The following table sets forth the compensation awarded to, earned by, or paid to A.C. Moore’s Chief Executive Officer, the two former Chief Financial Officers and the two other most highly compensated executive officers (collectively referred to as the “Named Executive Officers”) for all services rendered in all capacities to A.C. Moore and its subsidiaries during fiscal 2008.

							Non-equity
					Stock	Option/SARs	incentive plan	All Other
Name and		Salary	Bonus		Awards	Awards	compensation	Compensation		Total
Principal Position	Year	($)	($)		($)(1)	($)(1)	($)	($)		($)
(a)	(b)	(c)	(d)*		(e)	(f)	(g)*	(h)		(i)
Rick A. Lepley, President and Chief Executive Officer (2)	2008	564,583	137,500	(3)	166,448	765,388	—	116,211	(4)	1,750,130
	2007	550,000	320,000		78,033	736,800	—	6,315		1,691,148
	2006	320,833	280,000		—	276,578	—	35,986		913,397

Michael G. Zawoysky, former Executive Vice President and Chief Financial Officer (5)	2008	215,929	43,750	(3)	15,945	37,832	—	1,313	(6)	314,769

Joseph A. Jeffries, Executive	2008	296,158	87,500	(8)	15,227	27,755	—	—		426,640
Vice President and Chief Operating Officer (7)	2007	3,231	120,000		1,699	833	—	12,720		138,483

Amy Rhoades, Vice President and General Counsel (9)	2008	189,069	44,895	(3)	8,589	58,026	16,544	982	(6)	318,105
	2007	176,211	—		4,778	50,548	—	224		231,761
	2006	74,123	—		—	14,167	—	—		88,290

Marc Katz, former Executive Vice President and Chief Financial Officer (10)	2008	199,054	—		—	43,442	—	—		242,496
	2007	280,833	42,500		36,628	260,653	—	9,539		716,153
	2006	82,500	90,000		—	50,111	—	1,500		224,111

*	Column (d) reflects non-equity discretionary bonuses. Generally, unless otherwise described below, amounts reflected in column (d) represent new hire bonuses. Column (g) reflects non-equity incentive-based bonuses paid under our Annual Incentive Plan.

(1)	Represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended January 3, 2009 in accordance with FAS 123R based on assumptions set forth in Note 1 to the consolidated financial statements included in A.C. Moore’s 2008 Form 10-K and disregarding forfeitures related to service-based vesting conditions. These dollar amounts include amounts granted in and prior to 2008, as applicable.

(2)	Mr. Lepley was appointed A.C. Moore’s Chief Executive Officer effective June 1, 2006. He was appointed President effective June 13, 2007.

(3)	Represents payment pursuant to retention award agreement. The terms of the retention award are described above under “—Special Retention Award Opportunity.”

(4)	Represents (i) $114,995 in relocation benefits related to the sale of Mr. Lepley’s house in Florida per his employment agreement, and (ii) $1,216 A.C. Moore contribution to 401(k) plan.

(5)	Mr. Zawoysky was appointed Acting Chief Financial Officer upon Mr. Katz’s resignation, and became Executive Vice President and Chief Financial Officer effective September 24, 2008. He resigned from A.C. Moore effective April 24, 2009.

(6)	Represents A.C. Moore contribution to 401(k) plan.

(7)	Mr. Jeffries was appointed A.C. Moore’s Executive Vice President of Operations effective November 28, 2007. He was appointed Executive Vice President and Chief Operating Officer effective August 6, 2008.

(8)	Represents (i) $17,500 in guaranteed bonus required per his employment letter, and (ii) $70,000 payment pursuant to retention award agreement. The terms of the retention award are described under “Compensation Discussion and Analysis — Special Retention Award Opportunity.”

(9)	Ms. Rhoades was appointed A.C. Moore’s Vice President and General Counsel effective July 24, 2006.

(10)	Mr. Katz resigned from A.C. Moore effective June 27, 2008.

Grants of Plan-Based Awards in Fiscal 2008
The following table sets forth information regarding each estimated non-equity incentive plan awards future payout under the Annual Incentive Plan for 2008 and each equity grant made under the Stock Incentive Plan to the Named Executive Officers during the fiscal year 2008.

							Stock	Options/SARs		Grant Date
							Awards:	Awards:		Fair Value
				Estimated possible payouts			Number	Number of	Exercise or	of Stock and
				under non-equity incentive			of Shares	Securities	Base Price of	Options/
				plan awards (1)			of Stock	Underlying	Options/SARs	SARs
		Approval		Threshold	Target	Maximum	or Units	Options/SARs	Awards	Awards
Name	Grant Date	Date		($)	($)	($)	(#)(2)	(#)(3)	($/Sh)	($)(4)
Rick A. Lepley	03/31/08	03/31/08		143,750	575,000	1,150,000	19,166	50,000	6.82	271,212	(5)
	12/03/08	12/03/08	(6)				—	150,000	1.20	60,000

Michael G. Zawoysky	03/31/08	03/31/08					2,981	8,516	6.82	44,260	(7)
	09/24/08	09/24/08	(6)	47,000	187,500	328,250	7,500	25,000	6.31	118,325	(8)

Joseph A. Jeffries	03/31/08	03/31/08		57,848	230,775	404,010	13,413	38,322	6.82	199,162	(9)

Amy Rhoades	03/31/08	03/31/08		17,160	68,250	119,535	3,726	10,645	6.82	55,323	(10)

Marc Katz	03/31/08	03/31/08		63,920	255,000	446,420	13,413	38,322	6.82	199,162	(11)

(1)	No payments were made to our Named Executive Officers under the Annual Incentive Plan for 2008 performance, with the exception of Ms. Rhoades, who received $16,544 for achievement of her individual performance goal. See above under “Compensation Discussion and Analysis — Annual Incentives.” Threshold, target and maximum potential payout levels are represented as a percentage of base salary. For Messrs. Zawoysky, Jeffries and Katz, the percentages of base salary at threshold, target and maximum were, respectively, 18.8%, 75% and 131.3%. For Mr. Lepley, the percentages of base salary at threshold, target and maximum were, respectively, 25%, 100% and 200%. For Ms. Rhoades, the percentages of base salary at threshold, target and maximum were, respectively, 8.8%, 35% and 61.3%.

(2)	Except for Mr. Lepley’s grant, represents grants of performance accelerated restricted stock (“PARS”). The PARS vest in four equal installments upon A.C. Moore’s achievement of certain financial performance targets. The PARS vest in full on the date that is five years from the grant date, if not earlier vested. Mr. Lepley received restricted stock that vests in three equal annual installments, beginning one year from the date of grant.

(3)	Represents grants of stock appreciation rights (“SARs”). Grants vest and become exercisable in three equal installments each year beginning on the first anniversary of the date of grant. All SARs have a seven-year term.

(4)	Grant date fair value of stock and option/SARs awards is computed in accordance with FAS 123R based on assumptions set forth in Note 1 to the consolidated financial statements included in A.C. Moore’s 2008 Form 10-K.

(5)	Includes a grant date fair value of $130,712 and $140,500 for the grants of, respectively, PARS and SARs.

(6)	Reflects the date on which the Board or the Compensation Committee approved the terms of the agreements with Mr. Lepley or Mr. Zawoysky.

(7)	Includes a grant date fair value of $20,330 and $23,930 for the grants of, respectively, PARS and SARs.

(8)	Includes a grant date fair value of $47,325 and $71,000 for the grants of, respectively, PARS and SARs.

(9)	Includes a grant date fair value of $91,477 and $107,685 for the grants of, respectively, PARS and SARs.

(10)	Includes a grant date fair value of $25,411 and $29,912 for the grants of, respectively, PARS and SARs.

(11)	Includes a grant date fair value of $91,477 and $107,685 for the grants of, respectively, PARS and SARs.

Outstanding Equity Awards at Fiscal Year-End 2008
The following table sets forth information concerning unexercised options and unvested stock awards for each Named Executive Officer outstanding as of the end of the fiscal year 2008. All equity awards were granted under either A.C. Moore’s 1997 Plan, 2002 Plan or the Stock Incentive Plan.

	Option/SARs Awards				Stock Awards
	Number of	Number of
	Securities	Securities			Number of
	Underlying	Underlying	Option/		Shares or	Market Value
	Unexercised	Unexercised	SARs		Units of	of Shares or
	Options/	Options/	Exercise	Option/	Stock That	Units of Stock
	SARs	SARs	or Base	SARs	Have Not	That Have
	(#)(1)	(#)(1)	Price	Expiration	Vested	Not Vested
Name	Exercisable	Unexercisable	($)	Date	(#)(2)	($)(3)

Rick A. Lepley	106,667	53,333	17.74	06/01/2016	43,666	60,259
	33,333	66,667	20.37	02/20/2014
	—	50,000	6.82	03/31/2015
	—	150,000	1.20	12/03/2015

Michael G. Zawoysky	3,333	6,667	21.81	03/26/2014	11,981	22,718
	—	8,516	6.82	03/31/2015
	—	25,000	6.31	09/24/2015

Joseph A. Jeffries	1,667	3,333	16.31	11/28/2014	18,413	25,410
	12,774	25,548	6.82	03/31/2015

Amy Rhoades	8,333	4,167	16.38	07/24/2016	5,226	7,212
	2,100	4,200	20.37	02/20/2014
	—	10,645	6.82	03/31/2015

Marc Katz	—	—	—	—	—	—

(1)	All stock options and SARs vest and become exercisable in three equal installments each year beginning on the first anniversary of the date of grant. Awards expiring June 1, 2016, February 20, 2014, March 26, 2014 and July 24, 2016 are stock options. Stock options expiring June 1, 2016 and July 24, 2016 have a ten-year term. Stock options expiring February 20, 2014 and March 26, 2014 have a seven-year term. All other awards reflected in the table under “Option/SARs Awards” are SARs. All SARs have a seven-year term.

(2)	Except as stated in the next sentence, represents grants of PARS, which vest in either three or four equal installments upon A.C. Moore’s achievement of certain financial performance targets and vest in full on the date that is either four or five years from the grant date, if not earlier vested. Of Mr. Lepley’s shares, 19,166 are shares of restricted stock which vest in three equal annual installments beginning on the first anniversary of the date of grant.

(3)	Market value is calculated using $1.38 per share, the NASDAQ Stock Market closing price per share of A.C. Moore common stock on January 2, 2009.
Option/SARs Exercises and Stock Awards Vested in Fiscal 2008
The Named Executive Officers did not exercise any stock options or SARs and no stock amounts vested in fiscal 2008.

Equity Incentive Plans
Old Plans
A.C. Moore’s stock option plans consist of the 2002 Plan and the 1997 Plan (referred to together as the “Old Plans”). The purpose of the Old Plans was to encourage ownership of A.C. Moore’s Common Stock by employees and directors of A.C. Moore (and by certain consultants in the case of the 1997 Plan) in order to attract such persons, induce them to work for the benefit of A.C. Moore and provide additional incentive for them to promote the success of A.C. Moore. Options granted under each plan were either incentive stock options intended to qualify under Section 422 of the Code, or options not intended to so qualify, except that incentive stock options could only be granted to employees. The maximum total number of shares of A.C. Moore’s Common Stock for which awards could be granted under the 2002 Plan and 1997 Plan is 1,500,000 and 2,000,000 shares, respectively, subject to adjustment in a manner determined by the Compensation Committee of the Board to reflect changes in A.C. Moore’s Common Stock. Payment of the exercise price for options granted under the Old Plans may be made in cash, shares of Common Stock or a combination of both. All options granted pursuant to the Plans are exercisable in accordance with a vesting schedule and prior to an expiration date, each of which were set at the time of the issuance of the option.
All directors, officers and key employees (and certain consultants in the case of the 1997 Plan) were eligible to receive options under the Old Plans. The Old Plans are administered by the Compensation Committee or, at the option of the Board, the Board may administer the Old Plans. The Compensation Committee approved the optionees and determined the nature of the option granted, the number of shares subject to each option, the option vesting schedule and other terms and conditions of each option. The Compensation Committee could modify or amend each Plan, provided that without the consent of the participant, such action could not affect a participant’s rights under previously granted options. With the consent of a participant, the Compensation Committee may amend outstanding options in a manner not inconsistent with the applicable Plan.
The Stock Incentive Plan described below effectively replaced the Old Plans and no further grants or awards are made under the Old Plans. All grants and awards are made under the shareholder-approved Stock Incentive Plan. The Old Plans will continue in effect until their respective expiration dates for the limited purpose of administering such plans.
Stock Incentive Plan
On June 7, 2007, A.C. Moore’s shareholders approved the Stock Incentive Plan. The purpose of the Stock Incentive Plan is to provide incentives to attract, retain, motivate and reward non-employee directors, executive officers and other key employees of A.C. Moore by providing them opportunities to receive shares of Common Stock or to receive monetary payments based on the value of such shares. The Stock Incentive Plan is intended to assist in further aligning the interests of participants in the Stock Incentive Plan with those of A.C. Moore’s shareholders.
For a summary of the material terms of A.C. Moore’s Stock Incentive Plan, as well as the proposed amendment to the Stock Incentive Plan, see “Proposal 3: Approval of An Amendment to A.C. Moore’s 2007 Stock Incentive Plan” below.

Annual Incentive Plan
The purpose of the Annual Incentive Plan is to provide an annual performance based incentive for employees who are in a position to contribute materially to the success of A.C. Moore. The Compensation Committee and the Board believe that A.C. Moore will significantly benefit from having A.C. Moore’s employees receive cash bonus awards under the Annual Incentive Plan. A.C. Moore’s success depends, in large measure, on its ability to attract and reward talented employees with outstanding abilities and experience. To achieve this objective, the Board adopted the Annual Incentive Plan as a tool to attract and provide additional motivation to key employees to use their best efforts in performing their respective duties and obligations at A.C. Moore.
All present and future employees, including executive officers, of A.C. Moore will be eligible to receive awards under the Annual Incentive Plan. A participant in the Annual Incentive Plan will be selected, from time to time, by the Compensation Committee among such employees. The Annual Incentive Plan generally is administered by the Compensation Committee comprised of not less than two members who each qualifies as an “outside director” within the meaning of Code Section 162(m) and the regulations thereunder. The Compensation Committee has general authority to impose any limitation or condition upon an award the Compensation Committee deems appropriate to achieve the objectives of the award and the Annual Incentive Plan.
The Compensation Committee has the power and complete discretion to determine which employees will receive an award and the nature of the award, (ii) the amount of each award, (iii) the time or times when an award will be granted, (iv) whether a disability exists, (v) the terms and conditions applicable to awards, and (vi) any additional requirements relating to awards that the Compensation Committee deems appropriate.
The Compensation Committee will be entitled to make non-uniform and selective determinations and to establish non-uniform and selective performance criteria, performance goals and the weightings thereof.
Agreements with Named Executive Officers
We have entered into agreements, which include change of control provisions, with our current executive officers. In fiscal 2008, we entered into amendments to agreements with Messrs. Lepley, Jeffries and Zawoysky. In fiscal 2009, we entered into employment letters with Messrs. Abelman and Stern. The material terms of these agreements, as amended, are described below.
The agreements with named executive officers provide enhanced payments and benefits in the event of a change of control. The basic rationale for this change of control protection is to diminish the potential distraction due to personal uncertainties and risks that inevitably arise when a change of control is threatened or pending. The termination benefits payable in connection with a change of control generally require a “double trigger,” which means that after a change of control (the first “trigger”) a covered executive’s employment is either involuntarily terminated without “cause” or the executive resigns for “good reason” (as both terms are defined in the relevant agreement), either of which would constitute the second “trigger.” A double trigger was selected to increase the likelihood that an executive would remain with A.C. Moore after a change of control. The agreements also have a single trigger approach with regard to equity grants held on the date of a change in control, which means that all grants held on such date immediately vest and become exercisable, as applicable, upon a change in control. In addition, the Stock Incentive Plan contains a single trigger approach with regard to vesting of awards. The Annual Incentive Plan permits the Board, in its discretion, to accelerate vesting and payouts in the event of a change in control. In addition, the special retention award agreements with Messrs. Lepley and Jeffries and Ms. Rhoades provide for automatic vesting upon a change in control.

Employment Agreement with Rick A. Lepley, President and Chief Executive Officer
On June 1, 2006, A.C. Moore entered into an employment agreement with Mr. Lepley to serve as A.C. Moore’s Chief Executive Officer effective as of June 1, 2006. The employment agreement was amended on November 15, 2006 and November 19, 2007. Mr. Lepley’s employment agreement had an initial term of three years to be extended automatically for successive one year terms, unless either party provides written notice of termination at least six months prior to the end of the term. In December 2008, A.C. Moore and Mr. Lepley entered into an amendment to Mr. Lepley’s agreement pursuant to which Mr. Lepley’s employment as Chief Executive Officer was extended through December 31, 2010. Mr. Lepley receives a base salary of $550,000 per fiscal year (using a fiscal year starting on June 1), subject to annual review and adjustment.
Pursuant to the December 2008 amendment, Mr. Lepley was granted 150,000 SARs. Vesting, base price, term and grant date fair value of the SARs granted in December 2008 are disclosed above. The December 2008 amendment also provided that if Mr. Lepley’s employment is terminated without cause or for good reason (as defined in his employment agreement), if termination occurs from January 1, 2009 through December 31, 2009, he will be entitled to his then current base salary from the date of termination for the remaining months of the employment term through December 31, 2010 plus his pro rata bonus (as defined in the employment agreement) and, if termination occurs during any other time during the employment term, his base salary through the twelfth month anniversary of termination plus his pro rata bonus.
Mr. Lepley’s employment agreement contains restrictive covenants relating to confidentiality, non-competition and non-solicitation. Mr. Lepley may not compete with, solicit employees from or interfere with business relationships of A.C. Moore for the same term during which he is entitled to receive base salary after termination, with a minimum of no less than 12 months in any circumstance. The non-competition provision prohibits Mr. Lepley from engaging in any business competing with A.C. Moore’s business as such business exists or is in process on the date of the termination of Mr. Lepley’s employment, within any geographical area in which A.C. Moore engages or actively plans to engage in such business. If Mr. Lepley violates these post-employment covenants, among other remedies, A.C. Moore is entitled to cease making post-employment payments to Mr. Lepley.
Upon a change of control (as defined in his employment agreement), Mr. Lepley receives an automatic two-year employment term from the date of the change of control, during which his base salary, annual bonus and other benefits are guaranteed to be at least at the level which he received in the 12 months prior to the change of control. If during this two-year term A.C. Moore terminates Mr. Lepley’s employment other than for cause, death or disability or Mr. Lepley terminates for good reason, Mr. Lepley is entitled to receive a lump sum cash payment equal to the aggregate of his base salary through the date of termination, two times the pro rata portion of his annual bonus and two times the amount of his base salary. For termination due to death or disability following a change of control, he or his estate will receive a cash lump sum payment equal to the aggregate of his base salary through the date of death or disability and a pro rata bonus determined in the same manner as if there were no change of control. If A.C. Moore terminates for cause or Mr. Lepley terminates without good reason following a change of control, he is entitled to base salary through the date of termination. In addition, all options, SARs and restricted stock held by Mr. Lepley on the date of a change of control will immediately vest and remain exercisable for different periods of time depending upon continued employment. If Mr. Lepley’s employment is terminated without cause following the change of control, he will have until the earlier of the end of the original option or SAR term and 18 months after the termination date to exercise the options and SARs. Upon a termination without cause following a change of control, all SARs and restricted stock to which Mr. Lepley would be entitled to receive will immediately be deemed granted and vested and Mr. Lepley will have 18 months after the termination date to exercise these SARs.

If any payments to Mr. Lepley upon a change in control as described above would constitute an excess payment under Code Section 280G and be subject to the excise tax imposed by Code Section 4999 on such excess payments, Mr. Lepley is entitled to a tax “gross-up” payment of such amount that would leave him in the same tax position as if no such excise tax (including related penalties or interest) was applicable.
Letter Agreement with Joseph A. Jeffries, Executive Vice President and Chief Operating Officer
On November 28, 2007, A.C. Moore entered into a letter agreement with Joseph A. Jeffries to serve as A.C. Moore’s Executive Vice President of Operations effective as of November 28, 2007. Mr. Jeffries receives a base salary of $280,000 per year, subject to annual review and adjustment.
If A.C. Moore terminates his employment without cause, Mr. Jeffries is entitled to receive base salary and insurance benefits through the sixth-month anniversary of the termination date. In the event Mr. Jeffries remains unemployed after six months from his termination date, he will receive an additional month of severance and insurance benefits for each month he remains unemployed, up to a maximum of six additional months.
On August 6, 2008, A.C. Moore and Mr. Jeffries entered into the first amendment to his employment letter. Pursuant to the amendment, Mr. Jeffries’ title was changed from Executive Vice President of Operations to Executive Vice President and Chief Operating Officer. In addition, the amendment provides for an automatic one-year term from the date of a change of control (as defined in the amendment), during which Mr. Jeffries is guaranteed a base salary equal to 12 times his highest monthly base salary during the 12-months preceding the change of control, as well as an annual cash bonus at least equal to the amount received for the last full calendar year. If A.C. Moore terminates his employment other than for cause, death or disability or Mr. Jeffries terminates for good reason, Mr. Jeffries is entitled to receive a lump sum cash payment equal to the aggregate of base salary through the date of termination, pro rata bonus and twelve months of base salary. Mr. Jeffries will also receive insurance benefits during this period. For termination due to death or disability, he or his estate will receive a cash lump sum payment equal to the aggregate of his base salary through the date of death or disability and his pro rata bonus. If A.C. Moore terminates for cause or Mr. Jeffries terminates without good reason following a change of control, he is entitled to base salary through the date of termination. The amendment provides that Mr. Jeffries’s options, SARs and restricted stock vest immediately upon a change of control. If Mr. Jeffries’s employment is terminated without cause following a change in control, he will have until the earlier of the original option or SAR term or 18 months after the termination date to exercise the options or SARs.
Mr. Jeffries’ letter agreement contains restrictive covenants relating to confidentiality, non-competition and non-solicitation that are substantively the same as those described above for Mr. Lepley, except that the non-competition and non-solicitation prohibition is for 12 months following the termination of his employment.
Letter Agreement with David Abelman, Executive Vice President and Chief Marketing and Merchandising Officer
On May 7, 2009, A.C. Moore entered into an employment letter (the “letter agreement”) with David Abelman to serve as the Company’s Executive Vice President and Chief Marketing and Merchandising Officer. His start date with the Company was May 7, 2009.

Pursuant to the letter agreement, Mr. Abelman receives a base salary of $300,000 per year. On the start date, Mr. Abelman received a cash sign-on lump sum retention bonus of $200,000 (the “sign-on bonus”). Mr. Abelman will earn one-twenty fourth of the sign-on bonus for each month after receipt that he remains employed by the Company. If A.C. Moore terminates his employment for cause (as defined in the letter agreement), Mr. Abelman must repay the unearned portions of the sign-on bonus. If Mr. Abelman terminates his employment for good reason (as defined in the letter agreement), he will be deemed to have earned one-hundred percent of the sign-on bonus. On his start date, Mr. Abelman was granted 35,000 PARS and 26,000 SARs under A.C. Moore’s 2007 Stock Incentive Plan.
Mr. Abelman will receive relocation benefits, including without limitation, reimbursement for commission costs on the sale of his house, closing costs in an amount not to exceed $3,000 on the purchase of a home, payment for temporary housing for the 120-day period following his start date and bi-weekly round trip travel for him or his spouse in connection with his relocation for the 120-day period following his start date. Mr. Abelman earns one-twenty fourth of the amount of the relocation benefits for each month that he remains employed by A.C. Moore. If his employment is terminated by A.C. Moore for cause or by him without good reason, he must repay the unearned portion of the relocation benefits. In the event that Mr. Abelman’s employment is terminated without cause (as defined below) or by him with good reason after the payment of the relocation benefits, he will be deemed to have earned one hundred percent of the relocation benefits.
If A.C. Moore terminates his employment without cause, Mr. Abelman is entitled to receive base salary and insurance benefits through the sixth-month anniversary of the termination date plus pro rata bonus (as defined in the letter agreement). In the event Mr. Abelman remains unemployed after six months from his termination date, he will receive an additional month of severance and insurance benefits for each month he remains unemployed, up to a maximum of six additional months. Mr. Abelman is required to actively seek employment after the termination date in order to receive the additional monthly severance.
The letter agreement provides for an automatic one-year term from the date of a change of control (as defined in the letter agreement), during which Mr. Abelman is guaranteed a base salary equal to 12 times his highest monthly base salary during the 12 months preceding the change of control, as well as an annual cash bonus at least equal to the amount received for the last full calendar year. If A.C. Moore terminates his employment other than for cause, death or disability or Mr. Abelman terminates for good reason, Mr. Abelman is entitled to receive a lump sum cash payment equal to the aggregate of base salary through the date of termination, pro rata bonus and twelve months of base salary. Mr. Abelman will also receive insurance benefits during this period. For termination due to death or disability, he or his estate will receive a cash lump sum payment equal to the aggregate of his base salary through the date of death or disability and his pro rata bonus. If A.C. Moore terminates for cause or Mr. Abelman terminates without good reason following a change of control, he is entitled to base salary through the date of termination. The letter agreement provides that Mr. Abelman’s options, stock appreciation rights and restricted stock vest immediately upon a change of control. If Mr. Abelman’s employment is terminated without cause following a change in control, he will have until the earlier of the original option or stock appreciation right term or 18 months after the termination date to exercise the options or stock appreciation rights.
Mr. Abelman’s letter agreement contains restrictive covenants relating to confidentiality, non-competition and non-solicitation that are substantively the same as those described above for Mr. Lepley, except that the non-competition and non-solicitation prohibition is for 12 months following the termination of his employment.

Letter Agreement with David Stern, Executive Vice President and Chief Financial Officer
On May 13, 2009, A.C. Moore entered into an employment letter (the “letter agreement”) with David Stern to serve as the Company’s Executive Vice President and Chief Financial Officer. His start date with the Company was June 8, 2009.
Pursuant to the letter agreement, Mr. Stern receives a base salary of $275,000 per year. On the start date, Mr. Stern received a cash sign-on lump sum retention bonus of $75,000 (the “sign-on bonus”). Mr. Stern will earn one-twenty fourth of the sign-on bonus for each month after receipt that he remains employed by the Company. If A.C. Moore terminates his employment for cause (as defined in the letter agreement), Mr. Stern must repay the unearned portions of the sign-on bonus. If Mr. Stern terminates his employment for good reason (as defined in the letter agreement), he will be deemed to have earned one-hundred percent of the sign-on bonus. On his start date, Mr. Stern was granted 35,000 PARS and 26,000 SARs under A.C. Moore’s 2007 Stock Incentive Plan.
Mr. Stern will receive relocation benefits, including without limitation, reimbursement for commission costs on the sale of his house, closing costs in an amount not to exceed $3,000 on the purchase of a home, payment for temporary housing for the 120-day period following his start date and bi-weekly round trip travel for him or his spouse in connection with his relocation for the 120-day period following his start date. Mr. Stern earns one-twenty fourth of the amount of the relocation benefits for each month that he remains employed by A.C. Moore. If his employment is terminated by A.C. Moore for cause or by him without good reason, he must repay the unearned portion of the relocation benefits. In the event that Mr. Stern’s employment is terminated without cause (as defined below) or by him with good reason after the payment of the relocation benefits, he will be deemed to have earned one hundred percent of the relocation benefits.
If A.C. Moore terminates his employment without cause, Mr. Stern is entitled to receive base salary and insurance benefits through the sixth-month anniversary of the termination date plus pro rata bonus (as defined in the letter agreement). In the event Mr. Stern remains unemployed after six months from his termination date, he will receive an additional month of severance and insurance benefits for each month he remains unemployed, up to a maximum of six additional months. Mr. Stern is required to actively seek employment after the termination date in order to receive the additional monthly severance.
The letter agreement provides for an automatic one-year term from the date of a change of control (as defined in the letter agreement), during which Mr. Stern is guaranteed a base salary equal to 12 times his highest monthly base salary during the 12 months preceding the change of control, as well as an annual cash bonus at least equal to the amount received for the last full calendar year. If A.C. Moore terminates his employment other than for cause, death or disability or Mr. Stern terminates for good reason, Mr. Stern is entitled to receive a lump sum cash payment equal to the aggregate of base salary through the date of termination, pro rata bonus and twelve months of base salary. Mr. Stern will also receive insurance benefits during this period. For termination due to death or disability, he or his estate will receive a cash lump sum payment equal to the aggregate of his base salary through the date of death or disability and his pro rata bonus. If A.C. Moore terminates for cause or Mr. Stern terminates without good reason following a change of control, he is entitled to base salary through the date of termination. The letter agreement provides that Mr. Stern’s options, stock appreciation rights and restricted stock vest immediately upon a change of control. If Mr. Stern’s employment is terminated without cause following a change in control, he will have until the earlier of the original option or stock appreciation right term or 18 months after the termination date to exercise the options or stock appreciation rights.

Mr. Stern’s letter agreement contains restrictive covenants relating to confidentiality, non-competition and non-solicitation that are substantively the same as those described above for Mr. Lepley, except that the non-competition and non-solicitation prohibition is for 12 months following the termination of his employment.
Employment Agreement with Amy Rhoades, Vice President and General Counsel
On July 24, 2006, A.C. Moore entered into an employment agreement with Amy Rhoades to serve as A.C. Moore’s Vice President and General Counsel effective July 24, 2006. Ms. Rhoades’ employment agreement was amended on November 15, 2006 and November 19, 2007. Ms. Rhoades’ employment agreement has an initial term of one year to be extended automatically for successive one year terms, unless either party provides written notice of termination at least 60 days prior to the end of the term. Ms. Rhoades receives a base salary of $175,000 per year under her employment agreement, subject to annual review and adjustment.
If A.C. Moore terminates her employment without cause or Ms. Rhoades terminates for good reason or there is a non-renewal of the employment agreement, Ms. Rhoades is entitled to receive base salary, pro rata bonus, vested and earned but unpaid amounts under A.C. Moore’s incentive plans through the twelfth-month anniversary of the termination date. If A.C. Moore terminates for cause or Ms. Rhoades terminates without good reason, Ms. Rhoades is entitled to receive base salary through the termination date but will not be entitled to payment of a pro rata bonus. If termination occurs due to death or disability, Ms. Rhoades or her estate will be entitled to receive the sum of her base salary through the termination date, her pro rata annual bonus and vested and earned but unpaid amounts under incentive plans and other programs.
Upon a change of control (as defined in her employment agreement), Ms. Rhoades’ employment agreement provides for an automatic one-year term from the date of the change of control, during which Ms. Rhoades is guaranteed a base salary equal to 12 times her highest monthly base salary during the 12-months preceding the change of control, as well as an annual cash bonus at least equal to the amount received for the last full calendar year. If A.C. Moore terminates her employment other than for cause, death or disability or Ms. Rhoades terminates for good reason, Ms. Rhoades is entitled to receive a lump sum cash payment equal to the aggregate of base salary through the date of termination, pro rata bonus and twelve months of base salary. Ms. Rhoades will also receive insurance benefits during this period. For termination due to death or disability, she or her estate will receive a cash lump sum payment equal to the aggregate of her base salary through the date of death or disability and her pro rata bonus. If A.C. Moore terminates for cause or Ms. Rhoades terminates without good reason following a change of control, she is entitled to base salary through the date of termination. The employment agreement provides that Ms. Rhoades’ options, SARs and restricted stock vest immediately upon a change of control. If Ms. Rhoades’ employment is terminated without cause following a change in control, she will have until the earlier of the original option or SAR term or 18 months after the termination date to exercise the options or SARs.
Ms. Rhoades’ employment agreement contains restrictive covenants relating to confidentiality, non-competition and non-solicitation that are substantively the same as those described above for Mr. Lepley, except that the non-competition and non-solicitation prohibition is for 12 months following the termination of her employment.

Letter Agreement with Michael G. Zawoysky, Former Chief Financial Officer
On September 24, 2008, A.C. Moore entered into an amended and restated employment letter (the “letter agreement”) with Michael G. Zawoysky to serve as the Company’s Executive Vice President and Chief Financial Officer. Mr. Zawoysky resigned as A.C. Moore’s Executive Vice President and Chief Financial Officer effective April 24, 2009 to pursue an opportunity in the private equity sector. Upon his resignation, pursuant to the terms of his employment letter, he did not qualify to receive any payments or benefits upon termination or change in control.
Pursuant to the letter agreement, Mr. Zawoysky received a base salary of $250,000 per year. On September 24, 2008, in connection with entry into the letter agreement, Mr. Zawoysky was granted 7,500 shares of performance accelerated restricted stock and 25,000 stock-settled stock appreciation rights under the Company’s 2007 Stock Incentive Plan.
If A.C. Moore had terminated his employment without cause, Mr. Zawoysky would have been entitled to receive base salary and insurance benefits through the sixth-month anniversary of the termination date. In the event Mr. Zawoysky remained unemployed after six months from his termination date, he would have received an additional month of severance and insurance benefits for each month he remained unemployed, up to a maximum of six additional months. In this instance, Mr. Zawoysky was required to actively seek employment after the termination date in order to receive the additional monthly severance.
The letter agreement provided for an automatic one-year term from the date of a change of control (as defined in the letter agreement), during which Mr. Zawoysky was guaranteed a base salary equal to 12 times his highest monthly base salary during the 12 months preceding the change of control, as well as an annual cash bonus at least equal to the amount received for the last full calendar year. If A.C. Moore had terminated his employment other than for cause, death or disability or Mr. Zawoysky terminated for good reason, Mr. Zawoysky would have been entitled to receive a lump sum cash payment equal to the aggregate of base salary through the date of termination, pro rata bonus and twelve months of base salary. Mr. Zawoysky would have also received insurance benefits during this period. For termination due to death or disability, he or his estate would have received a cash lump sum payment equal to the aggregate of his base salary through the date of death or disability and his pro rata bonus. If A.C. Moore terminated for cause or Mr. Zawoysky terminated without good reason following a change of control, he would have been entitled to base salary through the date of termination. The amendment provided that Mr. Zawoysky’s options, stock appreciation rights and restricted stock vested immediately upon a change of control. If Mr. Zawoysky’s employment were terminated without cause following a change in control, he would have until the earlier of the original option or stock appreciation right term or 18 months after the termination date to exercise the options or stock appreciation rights.
Mr. Zawoysky’ letter agreement contains restrictive covenants relating to confidentiality, non-competition and non-solicitation that are substantively the same as those described above for Mr. Lepley, except that the non-competition and non-solicitation prohibition is for 12 months following the termination of his employment.
Employment Agreement with Marc Katz, Former Chief Financial Officer
On September 6, 2006, and effective as of September 13, 2006, A.C. Moore entered into an employment agreement with Marc Katz to serve as our Executive Vice President and Chief Financial Officer. Mr. Katz resigned from A.C. Moore effective June 27, 2008 to pursue an opportunity in the private equity sector. Upon his resignation, pursuant to the terms of his employment agreement, he did not qualify to receive any payments or benefits upon termination or change in control.
Mr. Katz received a base salary of $275,000 per year under his employment agreement, subject to annual review and adjustment. Mr. Katz’s employment agreement contains restrictive covenants relating to confidentiality, non-competition and non-solicitation that are substantively the same as those described above for Mr. Lepley, except that the non-competition and non-solicitation prohibition was for 12 months following the termination of his employment.

Tabular Information Relating to Potential Payments or Benefits upon Termination and Change in Control
The following tables quantify the potential termination and change in control payment and benefit amounts for Messrs. Lepley, Jeffries and Zawoysky and Ms. Rhoades pursuant to their agreements, assuming a hypothetical triggering event had occurred as of January 3, 2009. The terms and conditions of the post-employment provisions for Messrs. Lepley, Jeffries and Zawoysky and Ms. Rhoades are described in detail above under “— Agreements with Named Executive Officers.”
Tabular information for Mr. Katz is not included below, as he resigned effective June 27, 2008 and therefore was not employed by A.C. Moore as of the last day of fiscal 2008. Upon his resignation, pursuant to the terms of his employment agreement, he did not qualify to receive any payments or benefits. Likewise, tabular information for Messrs. Abelman and Stern is not included below, as neither of them were employed by A.C. Moore as of the last day of fiscal 2008.
Under the Stock Incentive Plan, all named executive officers may receive benefits in the event of death, disability and retirement. All unvested awards immediately vest in full upon the occurrence of a change in control under the Stock Incentive Plan. In addition, Mr. Lepley and Ms. Rhoades receive benefits under the Old Plans in the event of death or disability. The Stock Incentive Plan and the Old Plans do not discriminate in terms of scope, terms or operation in favor of executive officers and these benefits are available generally to all participants.
Employment Agreement with Rick A. Lepley

								Termination
								for Cause or
								Resignation
			Termination			Termination		w/o Good
			for Cause or			w/o Cause or		Reason		Termination
	Termination		Resignation			Resignation		(including		due to Death
	w/o Cause or		w/o Good			for Good		Retirement)		or Disability
	Resignation		Reason	Termination		Reason upon a		upon a		upon a
	for Good		(including	due to Death		Change in		Change in		Change in
Item of Compensation	Reason(1)		Retirement)	or Disability		Control		Control		Control
Cash Payment (Salary and Bonus)	$1,725,000	(2)	—	$575,000	(3)	$2,300,000	(4)	—		$575,000	(3)
Equity Grants (5)	—		—	—		$87,259	(6)	$60,259	(7)	$60,259	(7)
Health Insurance Premiums	$23,808	(8)	—	—		$23,808	(8)	—		—
Excise Tax and Gross-Up	—		—	—		—		—		—
Total	$1,748,808		—	$575,000		$2,411,067		$60,259		$635,259

(1)	Amounts reflect payments assuming triggering event within the first 12 months of the current term of Mr. Lepley’s employment agreement. See the narrative above under “— Agreements with Named Executive Officers” for information on provisions relating to the last 12 months of the current term of his employment agreement.

(2)	Reflects (i) $1,150,000 for 24 months of base salary paid on a monthly basis and (ii) $575,000 under the annual incentive plan for fiscal 2008 performance, calculated as if the target under such plan had been reached.

(3)	Reflects a lump sum payment under the annual incentive plan for 2008 performance, calculated as if the target under such plan had been reached.

(4)	Reflects lump sum payment equal to two times annual base salary ($1,150,000) plus two times $575,000 ($1,150,000) under the annual incentive plan for 2008 performance, calculated as if the target under such plan had been reached.

(5)	Mr. Lepley receives immediate vesting and exercisability of all stock options, SARs, PARS and restricted stock held at the time of a change of control irrespective of any subsequent termination and will have until the end of the term of the option or SAR to exercise such option or SAR. In the event his employment is terminated for any reason (other than cause) after the change in control, he will have until the earlier of (a) the end of the original option or SAR term and (b) 18 months after termination to exercise these options and SARs. If he is terminated for cause following the change in control, his options, SARs and unvested restricted stock terminate effective immediately.

(6)	Reflects $33,810 in immediately vested PARS and $26,449 in immediately vested restricted stock based on $1.38, the NASDAQ closing price per share of A.C. Moore Common Stock on January 2, 2009, plus $27,000 in immediately vested and exercisable SARs.

(7)	Reflects $33,810 in immediately vested PARS and $26,449 in immediately vested restricted stock based on $1.38, the NASDAQ closing price per share of A.C. Moore Common Stock on January 2, 2009.

(8)	Reflects 24 months of health insurance premiums paid on a monthly basis.

Letter Agreement with Joseph A. Jeffries

						Termination
						for Cause or
						Resignation
						w/o Good
				Termination w/o		Reason
				Cause or		(including		Termination
				Resignation for		Retirement)		due to Death
				Good Reason		upon a		or Disability
	Termination		Termination	upon a Change		Change in		upon a Change
Item of Compensation*	w/o Cause		for Cause	in Control		Control		in Control
Cash Payment (Salary)	$153,850	(1)	—	$538,475	(2)	—		$230,775	(3)
Equity Grants (4)	—		—	$25,410	(5)	$25,410	(5)	$25,410	(5)
Health Insurance Premiums	$5,952	(6)	—	$11,904	(7)	—		—
Total	$159,802		—	$575,789		$25,410		$256,185

*	Mr. Jeffries’ letter agreement does not contain provisions relating to termination with or without good reason or termination for retirement, death or disability prior to a change in control or a gross-up or excise tax provision.

(1)	Reflects six months of base salary paid on a monthly basis. Mr. Jeffries is entitled to receive an additional $25,642 per month for each month he remains unemployed up to a maximum of six months.

(2)	Reflects a lump sum payment equal to 12 months of base salary of $307,700 plus $230,775 under the annual incentive plan for 2008 performance, calculated as if the target under such plan had been reached.

(3)	Reflects $230,775 under the annual incentive plan for 2008 performance, calculated as if the target under such plan had been reached.

(4)	Mr. Jeffries receives immediate vesting and exercisability of all stock options, stock appreciation rights (“SARs”), performance accelerated restricted stock (“PARS”) and restricted stock held at the time of a change of control irrespective of any subsequent termination and will have until the end of the term of the option or SAR to exercise such option or SAR. In the event his employment is terminated for any reason (other than cause) after the change in control, he will have until the earlier of (a) the end of the original option or SAR term and (b) 18 months after termination to exercise these options and SARs. If he is terminated for cause following the change in control, his options, SARs and unvested restricted stock terminate effective immediately.

(5)	Reflects value of immediately vested PARS based on $1.38, the NASDAQ closing price per share of A.C. Moore Common Stock on January 2, 2009.

(6)	Reflects six months of health insurance premiums paid on a monthly basis. Mr. Jeffries is entitled to receive an additional $992 per month for each month he remains unemployed up to a maximum of six months.

(7)	Reflects 12 months of health insurance premiums paid on a monthly basis.

Letter Agreement with Michael G. Zawoysky

						Termination
						for Cause or
						Resignation
				Termination		w/o Good
				w/o Cause or		Reason
				Resignation		(including		Termination
				for Good		Retirement)		due to Death or
				Reason upon		upon a		Disability upon
	Termination		Termination	a Change in		Change in		a Change in
Item of Compensation*	w/o Cause		for Cause	Control		Control		Control
Cash Payment (Salary)	$125,000	(1)	—	$437,500	(2)	—		$187,500	(3)
Equity Grants (4)	—		—	$16,534	(5)	$16,534	(5)	$16,534	(5)
Health Insurance Premiums	$5,952	(6)	—	$5,952	(7)	—		—
Total	$130,952		—	$459,986		$16,534		$204,034

*	Mr. Zawoysky’s letter agreement does not contain provisions relating to termination with or without good reason or termination for retirement, death or disability prior to a change in control, a retention bonus or a gross-up or excise tax provision.

(1)	Reflects six months of base salary paid on a monthly basis. Mr. Zawoysky is entitled to receive an additional $20,833 per month for each month he remains unemployed up to a maximum of six months.

(2)	Reflects a lump sum payment equal to 12 months of base salary of $250,000 plus $187,500 under the annual incentive plan for 2008 performance, calculated as if the target under such plan had been reached.

(3)	Reflects $187,500 under the annual incentive plan for 2008 performance, calculated as if the target under such plan had been reached.

(4)	Mr. Zawoysky receives immediate vesting and exercisability of all stock options, stock appreciation rights (“SARs”), performance accelerated restricted stock (“PARS”) and restricted stock held at the time of a change of control irrespective of any subsequent termination and will have until the end of the term of the option or SAR to exercise such option or SAR. In the event his employment is terminated for any reason (other than cause) after the change in control, he will have until the earlier of (a) the end of the original option or SAR term and (b) 18 months after termination to exercise these options and SARs. If he is terminated for cause following the change in control, his options, SARs and unvested restricted stock terminate effective immediately.

(5)	Reflects value of immediately vested PARS based on $1.38, the NASDAQ closing price per share of A.C. Moore Common Stock on January 2, 2009.

(6)	Reflects six months of health insurance premiums paid on a monthly basis. Mr. Zawoysky is entitled to receive an additional $992 per month for each month he remains unemployed up to a maximum of six months.

(7)	Reflects 12 months of health insurance premiums paid on a monthly basis.

Employment Agreement with Amy Rhoades

								Termination
								for Cause or
			Termination			Termination		Resignation
			for Cause or			w/o Cause or		w/o Good		Termination
	Termination		Resignation			Resignation		Reason		due to Death
	w/o Cause or		w/o Good			for Good		(including		or Disability
	Resignation		Reason	Termination		Reason upon a		Retirement)		upon a
	for Good		(including	due to Death		Change in		upon a Change		Change in
Item of Compensation*	Reason		Retirement)	or Disability		Control		in Control		Control

Cash Payment (Salary and Bonus)	$263,250	(1)	—	$68,250	(2)	$263,250	(3)	—		$68,250	(2)

Equity Grants (4)	—		—	—		$7,219	(5)	$7,219	(5)	$7,219	(5)

Health Insurance Premiums	—		—	—		$11,904	(6)	—		—

Total	$263,250		—	$68,250		$282,373		$7,219		$75,469

*	Ms. Rhoades’ employment agreement does not provide for a retention bonus or contain a gross-up or excise tax reduction provision.

(1)	Reflects 12 months of base salary paid on a monthly basis of $195,000 plus $68,250 under the annual incentive plan for 2008 performance, calculated as if the target under such plan had been reached.

(2)	Reflects $68,250 under the annual incentive plan for 2008 performance, calculated as if the target under such plan had been reached.

(3)	Reflects a lump sum payment equal to 12 months of base salary of $195,000 plus $68,250 under the annual incentive plan for 2008 performance, calculated as if the target under such plan had been reached.

(4)	Ms. Rhoades receives immediate vesting and exercisability of all stock options, stock appreciation rights (“SARs”), performance accelerated restricted stock (“PARS”) and restricted stock held at the time of a change of control irrespective of any subsequent termination and will have until the end of the term of the option or SAR to exercise such option or SAR. In the event her employment is terminated for any reason (other than cause) after the change in control, she will have until the earlier of (a) the end of the original option or SAR term and (b) 18 months after termination to exercise these options and SARs. If she is terminated for cause following the change in control, her options, SARs and unvested restricted stock terminate effective immediately.

(5)	Reflects value of immediately vested PARS based on $1.38, the NASDAQ closing price per share of A.C. Moore Common Stock on January 2, 2009.

(6)	Reflects 12 months of health insurance premiums paid on a monthly basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Compensation Committee Interlocks and Insider Participation
The following persons served as members of the Compensation Committee in fiscal 2008: Lori J. Schafer, Joseph F. Coradino, Michael J. Joyce and Neil A. McLachlan. No person who served as a member of the Compensation Committee during fiscal 2008 was a current or former officer or employee of A.C. Moore or engaged in certain transactions with A.C. Moore required to be disclosed by regulations of the SEC except as disclosed below under “Related Party Transactions.” Additionally, there were no compensation committee “interlocks” during fiscal 2008, which generally means that no executive officer of A.C. Moore served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee of A.C. Moore.
Related Party Transactions Policy and Procedures
In April 2007, the Board adopted a written Related Party Transactions Policy and Procedures. This policy applies to transactions or arrangements in which A.C. Moore is a participant and a related party (namely directors, nominees for director, executive officers, 5% shareholders and their respective immediate family members) with a direct or indirect material interest in the transaction, including transactions requiring disclosure under Item 404(a) of Regulation S-K. Under this policy, no related party transaction can occur unless it is approved or ratified by the Audit Committee or approved by the disinterested members of the Board. The Audit Committee is primarily responsible for reviewing and approving related party transactions, and in doing so, will consider all matters it deems appropriate, including, but not limited to, the dollar value of the proposed transaction, the relative benefits to be obtained and obligations to be incurred by A.C. Moore, and whether the terms of the transaction are comparable to those available to third parties.
Related Party Transactions
Neil A. McLachlan, a member of A.C. Moore’s Board, is President of the Consumer & Office Products Group of MeadWestvaco Corporation. A.C. Moore purchased $322,233 of merchandise to sell in its stores from MeadWestvaco Corporation in the fiscal year ended January 3, 2009. Mr. McLachlan was not involved in these transactions and did not receive any compensation for these transactions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires A.C. Moore’s directors and executive officers, and persons who beneficially own more than ten percent of A.C. Moore’s Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of A.C. Moore. Executive officers, directors and greater than ten percent shareholders are required by regulation of the SEC to furnish A.C. Moore with copies of all Section 16(a) reports they file.
To A.C. Moore’s knowledge, based solely on a review of the copies of such reports furnished to A.C. Moore and written representations that no other reports were required during 2007, all Section 16(a) filing requirements applicable to A.C. Moore’s executive officers, directors and greater than ten percent beneficial owners were complied with during fiscal 2008.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
A.C. Moore’s independent registered public accounting firm for the fiscal year ended January 3, 2009 was the firm of PricewaterhouseCoopers. The Audit Committee of the Board has appointed PricewaterhouseCoopers, independent registered public accounting firm, to serve as A.C. Moore’s independent registered public accounting firm for the fiscal year ending January 2, 2010. Shareholders will be asked to ratify this appointment. Although action by the shareholders on this matter is not required, the Audit Committee believes it is appropriate to seek shareholder ratification of the appointment of the independent registered public accounting firm to provide a forum for shareholders to express their views with regard to the Audit Committee’s appointment. If the shareholders do not ratify the appointment of PricewaterhouseCoopers, the selection of the independent registered public accounting firm may be reconsidered by the Audit Committee; provided, however, the Audit Committee retains the right to continue to engage PricewaterhouseCoopers. Notwithstanding the ratification of PricewaterhouseCoopers as A.C. Moore’s independent registered public accounting firm for the fiscal year ending January 2, 2010, the Audit Committee retains the right to replace PricewaterhouseCoopers at any time without shareholder approval. A representative of PricewaterhouseCoopers is expected to be present at the 2009 Annual Meeting and to be available to respond to appropriate questions. The representative will have the opportunity to make a statement if he or she so desires.
Principal Accountant Fees and Services
Aggregate fees for professional services rendered for A.C. Moore by PricewaterhouseCoopers as of or for the fiscal years ended January 3, 2009 and December 31, 2007 were:

Services Rendered(1)	01/03/2009	12/31/2007

Audit Fees	$729,110	$975,605
Audit Related Fees	—	—
Tax Fees	8,000	2,500
All Other Fees	—	—

Total	$737,110	$978,105

(1)	The aggregate fees included are fees billed for the fiscal years.
Audit fees for the fiscal years ended January 3, 2009 and December 31, 2007 were for professional services rendered for the audits of the consolidated financial statements of A.C. Moore and for the audit of A.C. Moore’s internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002, quarterly reviews, issuance of consents, and assistance with review of documents filed with the SEC. The audit fee increase for the year ended December 31, 2007 reflects fees related to the inventory accounting review.
Tax fees consist of fees for tax compliance efforts.
The Audit Committee has considered and determined that the services provided by PricewaterhouseCoopers are compatible with PricewaterhouseCoopers maintaining its independence.
The Audit Committee has adopted a policy that requires advance approval of all audit, audit related, tax services and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee pre-approved all of the audit and non-audit services provided to A.C. Moore by PricewaterhouseCoopers in fiscal 2008 and fiscal 2007.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF PROPOSAL 2.

PROPOSAL 3
APPROVAL OF AN AMENDMENT TO A.C. MOORE’S 2007 STOCK INCENTIVE PLAN
Shareholders are being asked to approve an amendment of A.C. Moore’s 2007 Stock Incentive Plan (the “Stock Incentive Plan”). The Board approved the Stock Incentive Plan on April 27, 2007. Our shareholders approved the Stock Incentive Plan on June 7, 2007 at the 2007 Annual Meeting of Shareholders. The Amendment to the Stock Incentive Plan includes the following key modifications, effective on the date of the 2009 Annual Meeting if approved by our shareholders:
•	Increase the aggregate share reserve. The current aggregate share reserve of 1,000,000 shares of our common stock (“Common Stock”) under the 2007 Stock Incentive Plan (of which 322,974 shares are available for grant as of July 17, 2009) will be increased by an additional 4,100,000 shares for a total share reserve of 5,100,000 shares. The Board believes that stock ownership by employees provides performance incentives and fosters long-term commitment to our benefit and the benefit of our shareholders. Further, the Board believes that the proposed increase in the share reserve is necessary to insure that a sufficient reserve of Common Stock remains available for issuance to allow us to continue to use equity incentives to attract and retain the services of key individuals essential to our long-term growth and operational success.
•	Corporate governance best practices. The Amendment adopts four key features that are designed to reflect corporate governance best practices, as follows:
•	Share counting. The total number of shares of Common Stock available for awards will now be reduced by the total number exercised of stock options, SARs or awards based on the appreciation in value of a share of Common Stock in excess of an amount equal to at least the fair market value of Common Stock on the date such awards are granted, regardless of whether any of the shares of Common Stock underlying such awards are not actually issued to the participant as the result of a net settlement or if any shares of Common Stock are used to pay any exercise price or for a tax withholding obligation.
•	Use of “fungible” share limit. Under the Stock Incentive Plan, shares of common stock granted as awards in any form other than stock options, SARs or awards based on the appreciation in value of a share of Common Stock in excess of an amount equal to at least the fair market value of Common Stock on the date such awards are granted shall be counted against the maximum number of shares of Common Stock authorized for issuance under the plan as 1.31 shares of Common Stock for each share of Common Stock granted.
•	Limited stock option/SAR term. We shortened the term of any stock option or SAR granted under the Stock Incentive Plan on or following the date of the Annual Meeting to no more than seven years after the date the award is granted. The Stock Incentive Plan currently provides for a term of up to 10 years for stock options and SARs.
•	Change in Control Consummation. We changed the Stock Incentive Plan to clarify that if a participant has an employment contract that contains a definition of Change in Control that supersedes the definition of Change in Control under the Stock Incentive Plan, in no event will the Change in Control be deemed to be triggered under the Stock Incentive Plan unless the Change in Control has been consummated.

Set forth below is (i) a summary of the principal features of the Stock Incentive Plan, (ii) information about securities subject to awards under the Company’s equity compensation plans; and (iii) a summary of the federal income tax consequences of the Stock Incentive Plan. The proposed amendment to the Stock Incentive Plan, reflecting both deleted and inserted text, is attached to this Proxy Statement as Appendix A. Except for the proposed modifications described above, the Stock Incentive Plan will remain in effect as previously adopted by shareholders.
As of the Record Date, the closing price of Common Stock on NASDAQ was $3.31 per share.
Summary of the Stock Incentive Plan
A summary of the material terms of the Stock Incentive Plan is set forth below. This summary is not intended to be complete and is qualified in its entirety by the detailed provisions of the Stock Incentive Plan attached to A.C. Moore’s Proxy Statement relating to its 2007 Annual Meeting of Shareholders as Appendix A. Capitalized terms used in the summary but not defined in it will have the meanings assigned to them in the Stock Incentive Plan. The section below titled “—Shares Subject to Awards” reflects provisions of the proposed Amendment. The remainder of the description below summarizes the material terms of the Stock Incentive Plan, which terms remain unchanged by the Amendment.
Purpose of the Stock Incentive Plan. The purpose of the Stock Incentive Plan is to provide incentives to attract, retain, motivate and reward non-employee directors, executive officers and other key employees of A.C. Moore or any of its Affiliates by providing them opportunities to receive shares of Common Stock or to receive monetary payments based on the value of such shares. A.C. Moore’s success depends, in large measure, on its ability to attract and retain talented employees and outside directors with outstanding abilities and experience. The Compensation Committee and the Board of A.C. Moore believe that A.C. Moore will significantly benefit from having A.C. Moore’s non-employee directors, executive officers and other key employees receive equity Awards, as defined below, under the Stock Incentive Plan. Providing an opportunity to non-employee directors, executive officers and other key employees in the Stock Incentive Plan to receive Common Stock or benefit from the appreciation of such Common Stock is valuable in attracting and retaining highly qualified employees and outside directors and in providing additional motivation to such persons to use their best efforts on behalf of A.C. Moore. The Stock Incentive Plan is also intended to assist in further aligning the interests of participants in the Stock Incentive Plan with those of A.C. Moore’s shareholders. The Board also believes it is important for executive officers to own meaningful levels of A.C. Moore Common Stock.
Awards. The following types of awards or any combination of them may be granted under the Stock Incentive Plan: (i) “Stock Options” (both “Incentive Stock Options” and “Non-Qualified Options”) to receive shares of Common Stock; (ii) “Stock Appreciation Rights”, which entitle the grantee to receive an amount in cash, shares of Common Stock, or a combination of cash and shares of Common Stock, determined by reference to appreciation in Common Stock value; (iii) “Stock Awards”, which entitle the grantee to receive shares of Common Stock which may be subject to certain restrictions such as restrictions on transferability; (iv) “Performance Awards”, which entitle the grantee to receive, without payment, an award following the attainment of performance goals; and (v) “Stock Units”, which entitle the grantee to receive an amount in cash or, if the grantee and the Compensation Committee so agree, in shares of Common Stock or a combination of cash and shares of Common Stock, with or without other payments by the grantee, as may be determined by the Compensation Committee (each as described above is referred to as an “Award” and collectively, the “Awards”). In addition, other forms of awards valued in whole or in part by reference to A.C. Moore’s Common Stock may be granted either alone or in addition to the foregoing Awards.

Awards are evidenced by Award agreements in such forms as the Compensation Committee approves from time to time. Each Award is subject to such terms and conditions consistent with the Stock Incentive Plan, as determined by the Compensation Committee and as set forth in the Award agreement. The Compensation Committee will have the authority to retract any Award granted under the Stock Incentive Plan in case of a material restatement of the financial statements of A.C. Moore or if it is otherwise determined by the Compensation Committee that the previously granted Award was not earned by the participant.
The terms and conditions applicable to any Award may be amended or modified by mutual agreement between A.C. Moore and the participant or any other persons as may then have an interest in the Award.
Administration. The Stock Incentive Plan will be administered by the Compensation Committee. The current members of the Compensation Committee are Lori J. Schafer (Chair), Joseph F. Coradino, Michael J. Joyce and Neil A. McLachlan. The Stock Incentive Plan requires that the Compensation Committee be composed of not less than two “non-employee directors” for the purpose of Rule 16b-3 under the Exchange Act and “outside directors” for the purpose of the performance-based compensation exception under Code Section 162(m).
Under the Stock Incentive Plan, the Compensation Committee has the power to interpret the Stock Incentive Plan and to adopt such rules and regulations as it considers necessary for purposes of administering the Stock Incentive Plan. The Compensation Committee is authorized to grant Awards to the participants in the Stock Incentive Plan and to determine the number and types of such Awards and the terms, conditions and limitations applicable to each such Award. The Compensation Committee may delegate its powers and authority under the Stock Incentive Plan to designated officers or employees of A.C. Moore. In addition, the independent members of the full Board may exercise any of the powers and authority of the Compensation Committee under the Stock Incentive Plan. The selection of members of the Compensation Committee, and any delegation of power by the Compensation Committee to officers or employees of A.C. Moore, must comply with Section 16(b) of the Exchange Act, the performance-based provisions of Code Section 162(m), and any regulations promulgated under each of such statutory provisions, except to the extent that the Board determines that such compliance is not necessary or desirable.
Eligibility and Participation. All non-employee directors, executive officers and other key employees of A.C. Moore or any of its Affiliates who are significantly responsible for the success and future growth and profitability of A.C. Moore, as determined by the Compensation Committee, are eligible to be participants in the Stock Incentive Plan. As of the date of this proxy statement, five non-employee directors, four executive officers and approximately 40 key employees were eligible to be participants. A participant’s right, if any, to continue to serve A.C. Moore as a director, executive officer, other key employee, or otherwise, will not be enlarged or otherwise affected by his or her designation as a participant under the Stock Incentive Plan. Participants may receive one or more Awards under the Stock Incentive Plan.
Shares Subject to Awards. The aggregate number of shares of Common Stock that may be subject to Awards to be granted under the Stock Incentive Plan is 5,100,000, subject to adjustments for stock splits, recapitalizations and other specified events.
The shares of Common Stock granted as Stock Options, Stock Appreciation Rights or Other Awards based on the appreciation in value of a share of Common Stock in excess of an amount equal to at least the Fair Market Value of the Common Stock on the date such Other Award is granted (Stock Options, Stock Appreciation Rights and such Other Awards collectively referred to as “Appreciation Awards”) shall be counted against the maximum number of shares of Common Stock authorized for issuance under the Stock Incentive Plan as one share of Common Stock for each one share of Common Stock granted. Shares of Common Stock granted as Awards in any form other than Appreciation Awards shall be counted against the maximum number of shares of Common Stock authorized for issuance under the Plan as 1.31 shares of Common Stock for each share of Common Stock granted.

If any Award granted under the Stock Incentive Plan expires, terminates, is forfeited or is canceled for any reason without having been exercised or settled, the number of shares of Common Stock underlying any unexercised or unsettled Award shall again be available for the purpose of Awards under the Stock Incentive Plan.
The maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted is 100,000 shares, subject to adjustments for stock splits, recapitalizations and other specified events.
The maximum number of shares of Common Stock with respect to which an Appreciation Award may be granted or measured to any participant under the Stock Incentive Plan during any calendar year, or part of such calendar year, shall not exceed 1,000,000 shares, subject to adjustments for stock splits, recapitalizations and other specified events. The maximum number of shares of Common Stock with respect to which Awards other than Appreciation Awards may be granted under the Stock Incentive Plan during any calendar year or part thereof shall be 500,000 shares of Common Stock, subject to adjustments for stock splits, recapitalizations and other specified events.
Stock Options. Stock Options granted under the Stock Incentive Plan may be either Incentive Stock Options (within the meaning of Code Section 422) or Non-Qualified Stock Options which do not qualify as Incentive Stock Options.
The Compensation Committee determines the exercise price at which shares underlying a Stock Option may be purchased, whether an Incentive Stock Option or a Non-Qualified Stock Option. However, the exercise price may not be less than the Fair Market Value of the shares of Common Stock on the date the Stock Option is granted.
Incentive Stock Options may be granted only to executive officers and other key employees of A.C. Moore or any of its Affiliates, and Non-Qualified Stock Options may be granted to any participant in the Stock Incentive Plan.
A participant in the Stock Incentive Plan may pay the exercise price in cash or, in the discretion of the Compensation Committee, either in shares of Common Stock then owned by the participant for at least 6 months, by the withholding of shares of Common Stock for which a Stock Option is exercisable, or by a combination of these methods, or by any other appropriate method.
Incentive Stock Options are subject to certain limitations, including the following. The aggregate market value (determined as of the date of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year may not exceed $100,000. Furthermore, Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all outstanding classes of stock of A.C. Moore or any of its subsidiaries, unless the exercise price is fixed at not less than 110% of the Fair Market Value of a share of Common Stock on the date of grant and the Stock Option cannot be exercised more than five years after the date of grant.
Stock Appreciation Rights. A Stock Appreciation Right is a right to receive a payment in cash, shares of Common Stock or a combination of cash and shares of Common Stock, in an amount equal to the increase in the Fair Market Value, or other specified valuation, of a specified number of shares of Common Stock from the date the right is granted to the date the right is exercised.

Stock Awards. A Stock Award may include restrictions on the sale or other disposition of the shares covered by the Award, or A.C. Moore may have the right to reacquire such shares for no consideration upon termination of the participant’s employment within specified periods. The Award agreement will specify whether the participant will have, with respect to the shares of Common Stock subject to a Stock Award, all of the rights of a holder of shares of Common Stock, including the right to receive dividends and to vote the shares.
Performance Awards. The Compensation Committee will set performance targets at its discretion which, depending on the extent to which they are met, will determine the number of shares of Common Stock or Stock Units that may be subject to each Performance Award and the number and/or value of Performance Awards that will be paid out to the participants. Performance targets may be based upon company-wide, divisional and/or individual performance.
Payment of earned Performance Awards may be made in shares of Common Stock or in cash and will be made in accordance with the terms and conditions prescribed or authorized by the Compensation Committee. The Compensation Committee, in its sole discretion, may permit the deferral of the receipt of Performance Awards based upon a performance period of at least 12 months, provided that the participant performed services continuously from a date no later than the date upon which the performance criteria are established through a date no earlier than the date upon which the participant makes such deferral election. Such deferral election must comply with the Code Section 409A and Treasury regulations, rulings and notices of the Internal Revenue Services (referred to as “IRS”) issued under Section 409A.
Stock Units. A Stock Unit is a notional account representing one share of Common Stock. The Compensation Committee determines the vesting criteria for Stock Units. Upon vesting, shares of Common Stock are distributed, subject to certain exceptions, to the participant unless the participant and the Compensation Committee agree to make payment in cash or partly in cash and partly in shares of Common Stock. The Compensation Committee may grant a participant the right to receive the amount of any dividend paid on the share of Common Stock underlying a Stock Unit (payable in cash or in additional Stock Units). The Compensation Committee, in its sole discretion, may permit a participant to elect to defer the receipt of any Stock Unit that is subject to a vesting period of at least 12 months, provided such election is made on or before the 30th day after the grant of the Stock Unit and at least 12 months in advance of the earliest date on which the vesting period could expire. Such deferral election must comply with the Code Section 409A and Treasury regulations, rulings and notices of the IRS issued under Section 409A.
Performance-Based Awards and Performance Measures. Certain Awards made under the Stock Incentive Plan may be granted so that they qualify as “performance-based compensation” (as this term is used in Code Section 162(m) and the regulations thereunder) and are exempt from the deduction limitation imposed by Code Section 162(m) (these Awards are referred to as “Performance-Based Awards”). Under Code Section 162(m), A.C. Moore’s tax deduction may be limited to the extent total compensation paid to the Chief Executive Officer, or any of the four most highly compensated executive officers (other than the Chief Executive Officer) exceeds $1 million in any one tax year. Among other criteria, Awards only qualify as Performance-Based Awards if at the time of grant the Compensation Committee is comprised solely of two or more “outside directors” (as this term is used in Code Section 162(m) and the regulations thereunder). In addition, A.C. Moore must obtain shareholder approval of material terms of the performance measures for such “performance-based compensation.”
All Stock Options and Stock Appreciation Rights granted under the Stock Incentive Plan and certain Stock Awards, Performance Awards, and Stock Units granted under the Stock Incentive Plan, and the compensation attributable to such Awards, are intended to (i) qualify as Performance-Based Awards or (ii) be otherwise exempt from the deduction limitation imposed by Code Section 162(m).

The Compensation Committee may use the following performance measures (either individually or in any combination) to set performance targets with respect to Awards intended to qualify as Performance-Based Awards: net sales; pretax income before allocation of corporate overhead and bonus; budget; earnings per share; net income; division, group or corporate financial goals; return on shareholders’ equity; return on assets; return on net assets; return on investment capital; gross margin return on investment; gross margin dollars or percent; sales per square foot or per hour; payroll as a percentage of sales; inventory shrink; comparable store sales; inventory turnover; employee turnover; sales, general and administrative expense; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of Common Stock or any other publicly-traded securities of A.C. Moore, if any; market share; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; and/or reductions in costs. The foregoing criteria will have any reasonable definitions that the Compensation Committee may specify, which may include or exclude any or all of the following items as the Compensation Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of financing activities; expenses for restructuring or productivity initiatives; other non-operating items; spending for acquisitions; effects of divestitures; and effects of litigation activities and settlements. Any such performance criterion or combination of such criteria may apply to the participant’s Award opportunity in its entirety or to any designated portion or portions of the Award opportunity, as the Compensation Committee may specify.
Adjustments to Awards Due to Changes in A.C. Moore’s Capital Structure. In the event of any change in the shares of Common Stock by reason of a merger, consolidation, reorganization, recapitalization, stock split, stock dividend, exchange of shares, or other similar change in the corporate structure or distribution to shareholders, each outstanding Stock Option and Stock Appreciation Right will be adjusted. The adjustments will make each Award exercisable thereafter for the securities, cash and/or other property as would have been received in respect of Common Stock subject to such Award had the Stock Option or Stock Appreciation Right been exercised in full immediately prior to the change or distribution. Furthermore, in the event of any such change or distribution, in order to prevent dilution or enlargement of participants’ rights under the Stock Incentive Plan, the Compensation Committee has the authority to make equitable adjustments to, among other things, the number and kind of shares and exercise price of outstanding Awards.
Effect of Change in Control. All unvested Awards granted under the Stock Incentive Plan will become fully vested immediately upon the occurrence of the Change in Control and such vested Awards will be paid out or settled, as applicable, within 60 days upon the occurrence of the Change in Control, subject to requirements of applicable laws and regulations. The Compensation Committee may determine that, upon the occurrence of a Change in Control, each outstanding Stock Option and Stock Appreciation Right will terminate and the holder will receive, within 60 days upon the occurrence of the Change in Control, an amount equal to the excess of the Fair Market Value of the shares underlying the Award immediately prior to the occurrence of such Change in Control over the exercise price per share of such Award. This cash out amount is payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof.
Termination of Employment. If a participant’s employment is terminated due to death or disability, as defined in the Stock Incentive Plan, then the participant’s unvested Stock Awards or Stock Units and unexercisable Stock Options or Stock Appreciation Rights become vested or exercisable, as applicable, immediately as of the date of the termination of the participant’s employment. All Stock Options and Stock Appreciation Rights that were or became exercisable as of the date of the participant’s termination of employment due to death or disability will remain exercisable until the earlier of (i) the end of the one-year period following the participant’s termination of employment due to death or disability, as the case may be, or (ii) the date the Stock Option or Stock Appreciation Right would otherwise expire.

All unearned or unvested Performance Awards held by the participant on the date of the participant’s termination of employment due to death or disability, as the case may be, will immediately become earned or vested as of such date and will be paid out and/or settled based on A.C. Moore’s and/or the participant’s performance immediately prior to the date of the participant’s termination of employment due to death or disability on a pro-rated basis with a minimum of at least one year into a performance period.
A participant whose employment is terminated for cause, as defined in the Stock Incentive Plan, forfeits all Awards, whether or not vested, exercisable or earned, granted to the participant.
A participant whose employment is terminated for any reason, including, without limitation, retirement, other than for cause, death or disability, forfeits all unvested, unexercisable and unearned Awards granted to the participant. All exercisable Stock Options and all exercisable Stock Appreciation Rights held by the participant on the date of the termination of his or her employment for any reason other than for cause, death or disability will remain exercisable until the earlier of (i) the end of the 90-day period following the date of the termination of the participant’s employment, or (ii) the date the Stock Option or Stock Appreciation Right would otherwise expire. The Stock Incentive Plan’s provisions relating to termination of employment may be modified in the discretion of the Compensation Committee.
Transferability. Each Award granted under the Stock Incentive Plan is not transferable otherwise than by will or the laws of descent and distribution, and/or is exercisable, during the participant’s lifetime, only by the participant. The Compensation Committee may allow a Stock Option or Stock Appreciation Right to be exercisable during a period after the death of the participant by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the Stock Option or Stock Appreciation Right will pass by will or the laws of descent and distribution. The Compensation Committee also may permit an Award (other than an Incentive Stock Option) to be transferred by a participant solely to members of the participant’s immediate family or trusts or family partnerships for the benefit of such persons, subject to any restriction included in the Award agreement.
Term and Amendment. If the shareholders approve the Amendment to the Stock Incentive Plan at this 2009 Annual Meeting, the Amendment will be effective as of August 20, 2009 and no award will be granted more than ten years after June 7, 2007, the date on which shareholders originally approved the Stock Incentive Plan. The Board may amend, suspend or terminate the Stock Incentive Plan at any time and from time to time. Without shareholder approval, no amendment will (i) increase the total number of shares which may be issued under the Stock Incentive Plan or the maximum number of shares with respect to which Stock Options, Stock Appreciation Rights and other Awards that may be granted to any individual under the Stock Incentive Plan; (ii) modify the requirements as to eligibility for Awards under the Stock Incentive Plan; (iii) effect the repricing of Stock Options or Stock Appreciation Rights; or (iv) otherwise materially amend the Stock Incentive Plan as provided in the NASDAQ Marketplace Rules or the rules of another public trading market on which shares of Common Stock are then listed or quoted.
Summary of U.S. Federal Income Tax Consequences
The following information is not intended to be a complete discussion of the federal income tax consequences of participation in the Stock Incentive Plan and is qualified in its entirety by references to the Code and the regulations adopted under the Code. The provisions of the Code described in this section include current tax law only and do not reflect any proposals to revise current tax law. The federal income tax consequences applicable to officers, directors, and other persons who are subject to potential liability under Section 16(b) of the Exchange Act may be different than the federal income tax consequences applicable to persons who are not subject to Section 16(b). The federal income tax consequences applicable to all persons, whether or not subject to Section 16(b), are described below.

Incentive Stock Options. Generally, under the Code, an optionee will not realize taxable income by reason of the grant or exercise of an Incentive Stock Option granted pursuant to the Stock Incentive Plan (see, however, discussion of alternative minimum tax below). If an optionee exercises an Incentive Stock Option and does not dispose of the shares until the later of (i) two years from the date the option was granted and (ii) one year from the date of exercise, the entire gain, if any, realized upon disposition of such shares will be taxable to the optionee as long-term capital gain, and A.C. Moore will not be entitled to any deduction. If an optionee disposes of the shares within the period of two years from the date of grant or one year from the date of exercise (referred to as a “disqualifying disposition”), the optionee generally will realize ordinary income in the year of disposition and A.C. Moore will receive a corresponding deduction in an amount equal to the excess of (i) the lesser of (a) the amount, if any, realized on the disposition and (b) the fair market value of the shares on the date the option was exercised over (ii) the option price. Any additional gain realized on the disposition will be short-term or long-term capital gain and any loss will be long-term or short-term capital loss. The optionee will be considered to have disposed of a share if he or she sells, exchanges, makes a gift of or transfers legal title to the share (except transfers, among others, by pledge, on death or to a spouse). If the disposition is by sale or exchange, the optionee’s tax basis will equal the amount paid for the shares plus any ordinary income realized as a result of the disqualifying disposition.
The exercise of an Incentive Stock Option may subject the optionee to the so-called “alternative minimum tax” (referred to as “AMT”). The amount by which the fair market value of the shares purchased at the time of the exercise exceeds the option exercise price is an adjustment for purposes of computing the AMT. In the event of a disqualifying disposition of the shares in the same taxable year as exercise of the Incentive Stock Option, no adjustment is then required for purposes of the AMT, but regular income tax, as described above, may result from such disqualifying disposition.
An optionee who surrenders shares as payment of the exercise price of his or her Incentive Stock Option generally will not recognize gain or loss on his or her surrender of such shares. The surrender of shares previously acquired upon exercise of an Incentive Stock Option in payment of the exercise price of another Incentive Stock Option, is, however, a “disposition” of such stock. If the Incentive Stock Option holding period requirements described above have not been satisfied with respect to such stock, such disposition will be a disqualifying disposition that may cause the optionee to recognize ordinary income as discussed above.
Under the Code, all of the shares received by an optionee upon exercise of an Incentive Stock Option by surrendering shares will be subject to the Incentive Stock Option holding period requirements. Of those shares, a number of shares (referred to as the “Exchange Shares”) equal to the number of shares surrendered by the optionee will have the same tax basis for capital gains purposes (increased by any ordinary income recognized as a result of a disqualifying disposition of the surrendered shares if they were Incentive Stock Option shares) and the same capital gains holding period as the shares surrendered.
For purposes of determining ordinary income upon a subsequent disqualifying disposition of the Exchange Shares, the amount paid for such shares will be deemed to be the fair market value of the shares surrendered. The balance of the shares received by the optionee will have a tax basis (and a deemed purchase price) of zero and a capital gains holding period beginning on the date of exercise. The Incentive Stock Option holding period for all shares will be the same as if the option had been exercised for cash.
Non-Qualified Stock Options. Generally, there will be no federal income tax consequences to either the optionee or A.C. Moore on the grant of Non-Qualified Stock Options pursuant to the Stock Incentive Plan. On the exercise of a Non-Qualified Stock Option, the optionee has taxable ordinary income equal to the excess of the fair market value of the shares acquired on the exercise date over the option price of the shares. A.C. Moore will be entitled to a federal income tax deduction (subject to the limitations contained in Code Section 162(m)) in an amount equal to such excess, provided that A.C. Moore complies with applicable reporting rules.

Upon the sale of stock acquired by exercise of a Non-Qualified Stock Option, optionees will realize long-term or short-term capital gain or loss depending upon their holding period for such stock. For individuals, capital losses are deductible only to the extent of capital gains for the year plus $3,000. An optionee who surrenders shares in payment of the exercise price of a Non-Qualified Stock Option will not recognize gain or loss with respect to the shares so delivered unless such shares were acquired pursuant to the exercise of an Incentive Stock Option and the delivery of such shares is a disqualifying disposition. See “— Incentive Stock Options” above. The optionee will recognize ordinary income on the exercise of the Non-Qualified Stock Option as described above. Of the shares received in such an exchange, that number of shares equal to the number of shares surrendered have the same tax basis and capital gains holding period as the shares surrendered. The balance of shares received will have a tax basis equal to their fair market value on the date of exercise and the capital gains holding period will begin on the date of exercise.
Stock Appreciation Rights. A participant who is awarded a Stock Appreciation Right will not have taxable income upon the grant of such Stock Appreciation Right and A.C. Moore will not be entitled to a tax deduction by reason of such grant. Upon the exercise of a Stock Appreciation Right, a participant will recognize taxable ordinary income equal to the amount of cash and the fair market value of any shares of common stock received. A.C. Moore may generally claim a deduction at that time equal to the amount recognized as ordinary income by the participant.
Stock Awards. The taxability of a Stock Award to a participant is dependent upon the extent to which the award is restricted on the date of grant. If a Stock Award is either transferable or not subject to a substantial risk of forfeiture, a participant will recognize taxable ordinary income on the date of grant. If a Stock Award is both non-transferable and subject to a substantial risk of forfeiture on the date of grant, then unless an election is made as described below, a participant will not recognize taxable ordinary income on the date of grant, but will at such time or times as the Stock Award becomes either transferable or not subject to a substantial risk of forfeiture in an amount equal to the fair market value of such shares at that time. Within thirty days of receipt of a Stock Award that is not transferable and subject to a substantial risk of forfeiture, a participant may file an election with the Internal Revenue Service to include as taxable ordinary income in the year of receipt an amount equal to the fair market value of the shares subject to the award at the time of receipt. In such event, any subsequent appreciation in the value of such shares will not be taxable as compensation to a participant upon the vesting of shares subject to the award. However, if shares subject to the award are forfeited subsequent to such election, a participant will not be entitled to a tax deduction. For purposes of determining the amount of taxable gain or loss upon a subsequent disposition of shares issued pursuant to such an award, the amount recognized as ordinary income to a participant will be treated as the cost basis for such shares. Shares which are held for more than one year after vesting (or in the event of an election as described above, the date of receipt) generally will qualify for long-term capital gain treatment. A.C. Moore will be entitled to a deduction in such amount and at such time as ordinary income becomes taxable to the participant.
Performance Awards. The tax consequences of a performance award depend upon the nature of the underlying award and if and when the performance goals are achieved. If a performance award consists of a promise to deliver common stock at a future date based upon the satisfaction of certain targets, such awards will be subject to federal income taxation as ordinary income based upon the fair market value of the common stock on the date such performance awards are earned by a participant by satisfying the performance targets, provided such awards are not then subject to a substantial risk of forfeiture.

Stock Units. A participant will not be subject to federal income taxation upon the grant of a Stock Unit. A participant will be subject to tax as ordinary taxable income upon payout of a stock unit in an amount equal to the sum of the cash and the fair market value of common stock received.
Withholding of Tax; Company Deduction. Generally, whenever a participant realizes ordinary income under the Stock Incentive Plan, a corresponding deduction is available to A.C. Moore provided A.C. Moore complies with certain reporting requirements. Under Code Section 162(m), however, A.C. Moore will be denied a deduction for certain compensation exceeding $1,000,000 paid to its Chief Executive Officer and the four other highest paid executive officers, excluding (among other things) certain performance-based compensation. The deduction limit does not apply to payments that qualify as “performance-based” provided certain requirements are met. See “— Summary of the Stock Incentive Plan — Performance-Based Awards and Performance Measures” and “Proposal 3: Approval of the Annual Incentive Plan — Summary of U.S. Federal Income Tax Consequences” below for discussion of the requirements related to Code Section 162(m).
Equity Compensation Plan Information
The following table details information regarding our equity compensation plans as of January 3, 2009:

(c)
Number of securities
remaining available for
	(a)	(b)	future issuance under
	Number of securities to	Weighted-average	equity compensation
	be issued upon exercise	exercise price of	plans (excluding
	of outstanding options,	outstanding options,	securities reflected in
Plan Category	warrants and rights	warrants and rights (1)	column (a)

Equity compensation plans approved by security holders (2)	1,500,454	$15.34	734,262

Equity compensation plans not approved by security holders	—	—	—

Total:	1,500,454	$15.34	734,262

(1)	The weighted average term is 5.3 years.

(2)	These plans are our 1997 Employee, Director and Consultant Stock Option Plan, 2002 Stock Option Plan and 2007 Stock Incentive Plan.

The following table details information regarding our equity compensation plans as of July 17, 2009:

(c)
Number of securities
remaining available for
	(a)	(b)	future issuance under
	Number of securities to	Weighted-average	equity compensation
	be issued upon exercise	exercise price of	plans (excluding
	of outstanding options,	outstanding options,	securities reflected in
Plan Category	warrants and rights	warrants and rights (1)	column (a)

Equity compensation plans approved by security holders (2)	1,654,355	$13.19	322,974
Equity compensation plans not approved by security holders.	—	—	—

Total:.	1,654,355	$13.19	322,974

(1)	The weighted average term is 5.3 years.

(2)	These plans are our 1997 Employee, Director and Consultant Stock Option Plan, 2002 Stock Option Plan and 2007 Stock Incentive Plan.
The number of shares of Common Stock outstanding as of January 3, 2009 was 20,467,151. The number of shares of Common Stock outstanding as of July 17, 2009 was 24,719,952. The number of shares of restricted stock outstanding as of July 17, 2009 was 419,151.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF PROPOSAL 3.

OTHER MATTERS
A.C. Moore is not presently aware of any matters (other than procedural matters) which will be brought before the 2009 Annual Meeting which are not reflected in the attached Notice of the 2009 Annual Meeting. The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the 2009 Annual Meeting: (i) matters which A.C. Moore did not receive notice by December 31, 2008; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee named in this proxy statement is unable to serve or for good cause will not serve; (iv) any proposal omitted from this proxy statement and the form of proxy pursuant to Rules 14a-8 or 14a-9 under the Exchange Act; and (v) matters incident to the conduct of the 2009 Annual Meeting. In connection with such matters, the persons named in the enclosed proxy will vote in accordance with their best judgment.
HOUSEHOLDING
In order to reduce printing costs and postage fees, A.C. Moore has adopted the process called “householding” for mailing its annual report and proxy statement to “street name holders,” which refers to shareholders whose shares are held in a stock brokerage account or by a bank or other nominee. This means that street name holders who share the same last name and address will receive only one copy of A.C. Moore’s annual report and proxy statement, unless A.C. Moore receives contrary instructions from a street name holder at that address. A.C. Moore will continue to mail a proxy card to each shareholder of record.
If you prefer to receive multiple copies of A.C. Moore’s proxy statement and annual report at the same address, you may obtain additional copies by writing to A.C. Moore Arts & Crafts, Inc. Attention: Amy Rhoades, Vice President and General Counsel, 130 A.C. Moore Drive, Berlin, New Jersey 08009 or by calling (856) 768-4930. Eligible shareholders of record receiving multiple copies of the annual report and proxy statement can request householding by contacting A.C. Moore in the same manner.
SHAREHOLDER PROPOSALS
Under A.C. Moore’s bylaws, shareholder proposals with respect to the 2010 annual meeting of shareholders, including nominations for directors, which have not been previously approved by the Board must be submitted to the Secretary of A.C. Moore not later than March 26, 2010. Any such proposal must be in writing and sent either by personal delivery, nationally-recognized express mail or U.S. mail, postage prepaid to A.C. Moore Arts & Crafts, Inc., 130 A.C. Moore Drive, Berlin, New Jersey 08009, Attention: Secretary of A.C. Moore. Each nomination or proposal must include the information required by the bylaws. All late or nonconforming nominations or proposals will be rejected.
Shareholder proposals for the 2010 annual meeting of shareholders must be submitted to A.C. Moore on or prior to March 26, 2010 to receive consideration for inclusion in A.C. Moore’s proxy statement relating to the 2010 annual meeting of shareholders. Any such proposal must also comply with the proxy rules under the Exchange Act, including Rule 14a-8.
In addition, shareholders are notified that the deadline for providing A.C. Moore timely notice of any shareholder proposal to be submitted outside of the Rule 14a-8 process for consideration at A.C. Moore’s 2010 annual meeting of shareholders is March 26, 2010. As to all such matters which A.C. Moore does not have notice on or prior to March 26, 2010, discretionary authority shall be granted to the persons designated in A.C. Moore’s proxy statement related to the 2010 annual meeting of shareholders to vote on such proposal.

ANNUAL REPORT TO SHAREHOLDERS AND FISCAL 2008 FORM 10-K
This proxy statement is accompanied by A.C. Moore’s Annual Report to Shareholders for the fiscal year ended January 3, 2009 which includes a copy of A.C. Moore’s Form 10-K for the fiscal year ended January 3, 2009 as filed with the SEC. Each shareholder solicited under this proxy statement can obtain a copy of A.C. Moore’s fiscal 2008 Form 10-K as filed with the SEC, without charge, except for exhibits to such report, by sending a written request to: Amy Rhoades, Vice President and General Counsel, A.C. Moore Arts & Crafts, Inc., 130 A.C. Moore Drive, Berlin, New Jersey 08009.

By Order of the Board

Amy Rhoades, Corporate Secretary
Berlin, New Jersey
July 24, 2009

Appendix A
A.C. Moore Arts & Crafts, Inc.
Amended and Restated Sections 5, 6(d), 7 and 13(b) to the 2007 Stock Incentive Plan
5. Common Stock Available Under the Plan
a. Shares Available. The aggregate number of shares of Common Stock that may be subject to Awards~~, including shares of Common Stock underlying Stock Options,~~ (which for purposes of the Plan shall include individually an Other Award and collectively Other Awards) granted under this Plan shall be ~~1,000,000~~ 5,100,000 shares of Common Stock, which reflects an increase of 4,100,000 shares from the initial share reserve of 1,000,000, and which may be authorized and unissued or treasury shares, subject to any adjustments made in accordance with Section 12 below; provided, however, that such share reserve shall be increased from time to time by a number of shares of Common Stock equal to the number of shares of Common Stock that are issuable pursuant to option grants (“Existing Options”) outstanding under the Company’s 1997 Employee, Director and Consultant Stock Option Plan and the 2002 Stock Option Plan (collectively, the “Old Plans”) as of the Effective Date that but for the suspension of the Old Plans, as described below, would otherwise have reverted to the share reserve of the Old Plans pursuant to the terms thereof as a result of the expiration, termination, cancellation or forfeiture of such Existing Options. ~~As of the Effective Date, there were 1,802,632 Existing Options outstanding. Starting from the Effective Date, no additional grants shall be made under each of the Company’s Old Plans. Existing Options shall continue to be governed by their respective terms under the Old Plans. The maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted under this Plan shall be 100,000 shares of Common Stock.~~ Shares of Common Stock granted as Stock Options, Stock Appreciation Rights or Other Awards based on the appreciation in value of a share of Common Stock in excess of an amount equal to at least the Fair Market Value of the Common Stock on the date such Other Award is granted (Stock Options, Stock Appreciation Rights and such Other Awards collectively referred to as “Appreciation Awards”) shall be counted against the maximum number of shares of Common Stock authorized for issuance under the Plan as one share of Common Stock for each one share of Common Stock granted. Shares of Common Stock granted as Awards in any form other than Appreciation Awards shall be counted against the maximum number of shares of Common Stock authorized for issuance under the Plan as 1.31 shares of Common Stock for each share of Common Stock granted. If a Stock Appreciation Right is granted in tandem with a Stock Option, such grant shall only apply once against the maximum number of shares of Common Stock which may be issued under the Plan.
b. Limits on Shares of Common Stock with Respect to Which Awards May Be Granted or Measured under the Plan. The maximum number of shares of Common Stock with respect to which Appreciation Awards may be granted or measured to any Participant under the Plan during any calendar year or part thereof shall not exceed ~~300,000~~ 1,000,000 shares, subject to adjustments made in accordance with Section 12 below. The maximum number of ~~such~~ shares of Common Stock with respect to which ~~Stock Options or Stock~~ Awards other than Appreciation ~~Rights~~ Awards may be granted under ~~this~~ the Plan during any calendar year or part thereof shall be ~~300,000~~500,000 shares of Common Stock, subject to adjustments made in accordance with Section 12 below. The maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted under the Plan shall be 100,000 shares of Common Stock.

c. Shares Underlying Awards That Again Become Available. ~~The following shares of Common Stock shall again become available for Awards: (1) any shares of Common Stock subject to an Award that remain unissued upon the cancellation, surrender, exchange or termination of such Award~~ If any Award granted under this Plan expires, terminates, is forfeited or is canceled for any reason without having been exercised or settled~~; (2) any shares of Common Stock subject to an Award that are~~, the number of shares of Common Stock underlying any unexercised or unsettled Award shall again be available for the purpose of Awards under this Plan. Under the Plan, any shares of Common Stock (i) tendered by a Participant (either by actual delivery or by attestation) or retained by the Company as full or partial payment ~~of the exercise price or tax withholding obligations with respect to an Award; and (3) a number of shares of Common Stock equal to the number of previously owned shares of Common Stock surrendered to the Company as payment of the exercise price of a Stock Option or to satisfy tax~~ to the Company for the exercise price of an Award or to satisfy withholding obligations ~~with respect to an Award. In addition, (A) to the extent an Award is paid or settled in cash, the number of shares of Common Stock with respect to which such payment or settlement is made shall again be available for grants of Awards pursuant to the Plan and (B) in the event of the exercise of a Stock Appreciation Right granted in relation to a Stock Option, the excess of the number of shares of Common Stock subject to the Stock Appreciation Right over the number of shares delivered upon the exercise of the Stock Appreciation Right shall again be available for grants of Awards pursuant to~~, or (ii) covered by an Award settled in cash, shall not be available for issuance under new Awards. In addition, the Company shall not use cash proceeds from the exercise of Stock Options to repurchase shares of Common Stock on the open market for reuse in the Plan.
* * *
6. Stock Options
d. Exercise Period. Stock Options granted under the Plan shall be exercisable at such time or times as specified in the Plan and the Award agreement; provided, however, that no Stock Option shall be exercisable later than ~~ten~~seven years after the date it is granted.
* * *
7. Stock Appreciation Rights.
The Committee is authorized to grant Stock Appreciation Rights and shall, in its sole discretion, determine such Participants who will receive Stock Appreciation Rights and the number of shares of Common Stock with respect to each Stock Appreciation Right. A “Stock Appreciation Right” shall mean a right to receive a payment in cash, Common Stock or a combination thereof, in an amount equal to the excess of (x) the Fair Market Value, or other specified valuation, of a specified number of shares of Common Stock on the date the Stock Appreciation Right is exercised over (y) the Fair Market Value, or other specified valuation (which shall be no less than the Fair Market Value), of such shares of Common Stock on the date the Stock Appreciation Right is granted, all as determined by the Committee. Each Stock Appreciation Right shall be subject to such terms and conditions consistent with the Plan as shall be determined by the Committee and as set forth in the Award agreement. At the time of grant of a Stock Appreciation Right, the Committee may impose such restrictions on or conditions to the exercisability of the Stock Appreciation Right as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of performance goals based on one or more business criteria. The term of a Stock Appreciation Right shall not exceed ~~ten~~seven years from the date of grant.
* * *

13. Change In Control.
b. Definition. For purposes of this Section 13, (i) if there is an employment agreement or at will offer letter between the Participant and the Company or any of its Affiliates in effect, “Change in Control” shall have the same definition as the definition of “Change in Control” contained in such employment agreement or at will offer letter; provided however, that in no event shall a Change in Control be deemed to have occurred under the Plan unless the Change in Control is fully consummated; or (ii) if “Change in Control” is not defined in such employment agreement or at will offer letter or if there is no employment agreement or at will offer letter between the Participant and the Company or any of its Affiliates in effect, “Change in Control” of the Company shall be deemed to have occurred upon any of the following events:
(1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either (i) the then-outstanding shares of Common Stock (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 13(b); or
(2) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
(3) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
(4) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Appendix B
A.C. MOORE ARTS & CRAFTS, INC.
130 A.C. MOORE DRIVE
BERLIN, NEW JERSEY 08009
PROXY FOR 2009 ANNUAL MEETING OF SHAREHOLDERS, AUGUST 20, 2009
SOLICITED ON BEHALF OF THE BOARD OF
A.C. MOORE ARTS & CRAFTS, INC.
The undersigned hereby constitutes and appoints Rick A. Lepley and David Stern, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the 2009 annual meeting of shareholders of A.C. Moore Arts & Crafts, Inc. to be held on the 20th day of August, 2009, and at any adjournment or postponement thereof, and to vote all of the shares of A.C. Moore Arts & Crafts, Inc. common stock which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present.
THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED. IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED IN THE BOXES PROVIDED, THE PERSONS NAMED HEREIN INTEND TO VOTE FOR ALL DIRECTOR NOMINEES LISTED BELOW IN PROPOSAL 1 AND FOR APPROVAL OF PROPOSALS 2 and 3.
BOTH PROXY AGENTS PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL THE POWERS CONFERRED HEREBY. DISCRETIONARY AUTHORITY IS CONFERRED HEREBY AS TO CERTAIN MATTERS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.
(1) The election of 01 — Joseph F. Coradino and 02 — Thomas S. Rittenhouse as Class A directors of A.C. Moore Arts & Crafts, Inc. to hold office for a term of three years and until each of their respective successors is duly elected and qualified, as described in the accompanying proxy statement.

FOR all nominees listed above (except as marked to the contrary at right.)	WITHHOLD AUTHORITY to vote for the nominees listed above.	(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE’S NAME IN THE SPACE PROVIDED BELOW.)

[ ]	[ ]

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(Continued and to be marked, signed and dated on the reverse side)

(2) Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of A.C. Moore Arts & Crafts, Inc. for the fiscal year ending January 2, 2010, as described in the accompanying proxy statement.

FOR	AGAINST	ABSTAIN

[ ]	[ ]	[ ]
(3) Approval of an amendment to the A.C. Moore Arts & Crafts, Inc. 2007 Stock Incentive Plan, as described in the accompanying proxy statement.

FOR	AGAINST	ABSTAIN

[ ]	[ ]	[ ]
(4) In their discretion, upon other matters as may properly come before the 2009 annual meeting of shareholders or any adjournment or postponement thereof.
Receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated July 24, 2009 and 2008 Annual Report to Shareholders of A.C. Moore Arts & Crafts, Inc. is hereby acknowledged.

Signature

Signature

Dated:

Please sign exactly as your name or names appear hereon, including any official position or representative capacity. If shares are registered in more than one name, all owners should sign.

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

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YOUR VOTE IS IMPORTANT
VOTE TODAY IN ONE OF THREE WAYS:
1.	VOTE BY TELEPHONE: After you call the phone number below, you will be asked to enter the control number at the bottom of the page. You will need to respond to only a few simple prompts. Your vote will be confirmed and cast as directed.

Call toll-free in the U.S. or Canada at 1-866-578-5350 on a touch-tone telephone

OR
2.	VOTE BY INTERNET:
Log-on to www.votestock.com Enter your control number printed below Vote your proxy by checking the appropriate boxes Click on “Accept Vote”
OR
3.	VOTE BY MAIL: If you do not wish to vote by telephone or by the Internet, please complete, sign, date and return the above proxy card in the pre-paid envelope provided.
YOUR CONTROL NUMBER IS:

You may vote by telephone or Internet 24 hours a day, 7 days a week. Telephone and Internet voting is available through 11:59 p. m., prevailing time, on
August 19, 2009. Your telephone or Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card by mail.